UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party Other Than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2 Wells Avenue

Newton, Massachusetts 02459

April 20, 2026

Dear Shareholder:

We cordially invite you to attend our 2026 Annual Meeting of Shareholders on Wednesday, June 3, 2026 at 8:00 a.m. (Eastern Time). We will host a virtual shareholder meeting conducted via live audio webcast. The virtual meeting format provides an opportunity for participation by all shareholders from any location that is convenient to an attendee, and we are committed to ensuring that our shareholders have an opportunity to participate in, and pose questions at, the virtual meeting. You may attend the 2026 Annual Meeting of Shareholders by logging in at www.virtualshareholdermeeting.com/BFAM2026. For further information, please see “Information about the Virtual Annual Meeting” in the Proxy Statement for our 2026 Annual Meeting of Shareholders (the “Proxy Statement”).

Pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”). This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and reducing costs. On or about April 20, 2026, we will begin mailing to our shareholders the Notice containing instructions on how to access the Proxy Statement and the 2025 Annual Report on Form 10-K as well as how to request a paper copy of these proxy materials by mail. The Notice also provides instructions on how to vote online. If you prefer, you can vote by telephone or by mail by requesting a proxy card and following the instructions.

The Notice and the Proxy Statement accompanying this letter describe the business we will consider at the 2026 Annual Meeting of Shareholders. Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the 2026 Annual Meeting of Shareholders virtually, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible.

We hope that you will be able to join us on June 3rd.

Sincerely,

Stephen H. Kramer

Chief Executive Officer and President

Bright Horizons Family Solutions Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 3, 2026

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) will be held on Wednesday, June 3, 2026 at 8:00 a.m. (Eastern Time). This is a virtual meeting and shareholders may attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/BFAM2026. For further information on how to participate in the meeting, please see “Information about the Virtual Annual Meeting” in the Proxy Statement.

At the Annual Meeting, we will ask shareholders to:

1.	Elect six director nominees with terms expiring at the Annual Meeting for a term of one year.

2.	Approve, on an advisory basis, the 2025 compensation paid by the Company to its named executive officers.

3.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

4.	Transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on April 8, 2026 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must be a Bright Horizons shareholder as of the close of business on the record date of April 8, 2026 or hold a valid proxy for the Annual Meeting from such a shareholder. To be admitted to the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/BFAM2026 and enter your 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. We encourage you to log-in prior to the start time for the meeting. You will have the opportunity to vote your shares and ask questions at the Annual Meeting by following the instructions available.

By Order of the Board of Directors,

    John G. Casagrande

    Secretary

Bright Horizons Family Solutions Inc.

2 Wells Avenue

Newton, Massachusetts 02459

April 20, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 3, 2026

We are mailing to our shareholders the Notice containing instructions on how to access our Proxy Statement and our 2025 Annual Report on Form 10-K over the Internet. The Notice provides instructions on how to vote and includes instructions on how to receive a copy of our proxy materials and annual report by mail or e-mail. The Notice, our Proxy Statement and our 2025 Annual Report on Form 10-K can be accessed directly at www.proxyvote.com using the control number located on the Notice. These documents are also available without charge to any shareholder who wishes to receive a paper copy by visiting the Investor Relations section of our website at investors.brighthorizons.com under “Annual Meeting Materials.”

Note Regarding Forward-Looking Statements

This Proxy Statement includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and they appear in a number of places throughout this Proxy Statement and include statements regarding our intentions, beliefs or current expectations. Without limiting the generality of the foregoing, forward-looking statements contained in this Proxy Statement include expectations of future stock price performance as it relates to our compensation programs, our ability to successfully implement and execute initiatives and goals, and whether we are able to achieve the anticipated results of such initiatives and goals. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described under “Risk Factors” and elsewhere in our 2025 Annual Report on Form 10-K and in our other public filings with the Securities and Exchange Commission (“SEC”). Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. In addition, even if our results are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Proxy Statement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing or submission that we make with the SEC.

Websites

Website addresses referenced in this Proxy Statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

PROXY STATEMENT

2026 ANNUAL MEETING OF SHAREHOLDERS

June 3, 2026

8:00 a.m. (Eastern Time)

The Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company,” “Bright Horizons,” “we,” “our” or “us”) is soliciting your proxy for the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and at any reconvened meeting after postponement or adjournment of the Annual Meeting.

This Proxy Statement, the Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy card and the Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) are being first mailed or released to shareholders on or about April 20, 2026. Our address is 2 Wells Avenue, Newton, MA 02459.

Information about the Virtual Annual Meeting

•

Date and Time. The Annual Meeting will be held virtually on Wednesday, June 3, 2026 at 8:00 a.m. (Eastern Time). The meeting will be conducted via live audio webcast. You will need your 16-digit control number provided on the Notice, proxy card or voting instruction form to attend.

•

Access to the Live Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (Eastern Time). Online access to the live audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your computer audio system. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, Edge and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties, please call the toll-free number or international number available on www.virtualshareholdermeeting.com/BFAM2026. Technicians will be ready to assist you with any technical difficulties beginning at 7:45 a.m. (Eastern Time).

•

How to Attend and Log-in Instructions. To attend the Annual Meeting, you must be a Bright Horizons shareholder as of the close of business on the record date of April 8, 2026 (the “Record Date”). To attend, log-in at www.virtualshareholdermeeting.com/BFAM2026. You will need your 16-digit control number provided on the Notice, proxy card or voting instruction form. At the virtual meeting site, you may follow the instructions to vote, access the shareholders’ list and ask questions. We recommend that you log-in 15 minutes before the meeting to ensure you are online when the meeting starts. Beneficial shareholders (i.e., shareholders who hold shares in “street name”) will be provided instructions on how to attend the Annual Meeting on the voting instruction form provided by their broker and should reach out to their broker if they have not received such instructions or have questions.

•

Submitting Questions at the Virtual Annual Meeting. The virtual Annual Meeting format provides an opportunity for participation from any location that is convenient to an attendee, and we are committed to ensuring that our shareholders have an opportunity to participate in, and pose questions at, the virtual meeting. Shareholders may submit questions, if any, during the Annual Meeting by logging onto www.virtualshareholdermeeting.com/BFAM2026 using your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Rules of Conduct for the Annual Meeting, including procedures for shareholder questions, will be posted on the virtual meeting platform.

•

Voting Your Shares at the Virtual Annual Meeting. You may vote your shares at the Annual Meeting by following the instructions available on the meeting website during the meeting even if you have previously submitted your vote. If you hold your shares through a broker, your shares will not be voted unless (i) you provide voting instructions to your broker or (ii) the matter is one for which brokers have discretionary authority to vote. Of the matters to be voted on at the Annual Meeting, the only one for which brokers have discretionary authority to vote is Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

2026 Proxy Statement	|	1

Proxies, Voting Procedures and How to Vote

Your vote is important. You may vote in one of four ways:

Vote on the Internet	Vote by Telephone	Vote by Mail	Vote at the Annual Meeting
Visit the website listed on your Notice, proxy card or voting instruction form	Call the toll free telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Attend the Annual Meeting at www.virtualshareholdermeeting. com/BFAM2026 and follow the instructions on the website

Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. If your shares are held through a broker, you may vote by Internet or telephone if your broker makes those methods available, in which case your broker will deliver instructions with this Proxy Statement. Alternatively, you may vote by signing and returning the proxy card. The Internet and telephone voting for shareholders of record will close at 11:59 p.m. (Eastern Time) on Tuesday, June 2, 2026. If your shares are held through a broker (i.e., in “street name”) and Internet or telephone voting is made available to you, such voting may close sooner than voting for shareholders of record.

The method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend. You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or voting instruction form, delivering a written revocation to the Corporate Secretary of Bright Horizons at the address above, or by voting online at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your instructions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted “FOR” the proposals as the Board recommends.

Shareholders Entitled to Vote

Shareholders of record at the close of business on the Record Date are entitled to vote at the meeting. As of the Record Date, there were 52,825,361 shares of common stock outstanding and each share is entitled to one vote for each share. Common stock is the only class of securities eligible to vote at the Annual Meeting. There are no cumulative voting rights.

Quorum, Voting Requirements and Board Recommendations

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares normally have discretion to vote such shares on routine matters, such as the ratification of an independent registered public accounting firm, but do not have such discretion to vote on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter. All proposals (other than Proposal 3) are non-routine matters and brokers are not permitted to vote your shares without instruction. Brokers are permitted to vote your shares without voting instructions on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

2	|	Bright Horizons

Required Vote to Approve Proposals and Board of Directors’ Recommendations

Proposal	Board Recommendation	Voting Options	Vote Required to Approve Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of Six Directors for a One-Year Term	☑ FOR	For, Against or Abstain on each Nominee	Majority of the Votes Cast(1)	No Effect	No Effect

2. Advisory Vote on the 2025 Compensation of the Company’s Named Executive Officers	☑ FOR	For, Against or Abstain	Majority of the Votes Cast(2)	No Effect	No Effect

3. Ratification of Appointment of Independent Auditors for Fiscal 2026	☑ FOR	For, Against or Abstain	Majority of the Votes Cast(2)	No Effect	N/A(3)

(1)

In an uncontested election of directors, our Amended and Restated Bylaws (the “Bylaws”) require that each director nominee be elected by a majority of votes cast. This means a nominee will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

(2)	Under our Bylaws, Proposals 2 and 3 will be determined by a majority of the votes cast.
(3)

The New York Stock Exchange (the “NYSE”) considers the ratification of the independent auditors to be a routine matter. Accordingly, a broker holding shares in “street name” may vote on this proposal in the absence of instructions from the beneficial owner.

Electronic Delivery of Proxy Materials

The Company uses the SEC rule permitting companies to furnish proxy materials to their shareholders via the Internet. In accordance with this rule, on or about April 20, 2026, we sent to shareholders of record at the close of business on the Record Date a Notice, which includes instructions on how to access this Proxy Statement and our 2025 Annual Report, and how to vote online for the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

This Proxy Statement and our 2025 Annual Report are available on the Investor Relations section of our website at investors.brighthorizons.com under “Annual Meeting Materials.” If you would like to help reduce the environmental impact of our annual meetings and our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail.

If you are a shareholder of record, to consent to electronic delivery and receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet visit www.proxyvote.com and follow the instructions. When prompted, indicate that you agree to receive and access proxy materials electronically in future years. Once you enroll, you will receive all future mailings via electronic delivery until you elect to cancel your enrollment by following the instructions provided on the website.

If you hold our common stock through a broker, please refer to the information provided by your broker regarding the availability of electronic delivery. If you hold our common stock through a broker and you have elected electronic access, you will receive information from your broker containing the Internet address for use in accessing this Proxy Statement and the 2025 Annual Report.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

2026 Proxy Statement	|	3

PROPOSAL 1

ELECTION OF DIRECTORS

Bright Horizons has a Board currently consisting of (1) six directors with terms expiring in 2026 (the “2026 Director Nominees”), and (2) three directors with terms expiring in 2027 (the “2027 Class”).

At the 2024 Annual Meeting, shareholders approved an amendment to the Company’s Certificate of Incorporation to declassify our Board. Starting with the 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”), each class of nominees will be elected for one-year terms until the Board is fully declassified in 2027. Beginning with the 2027 Annual Meeting of Shareholders (“2027 Annual Meeting”), all members of the Board will be required to stand for election for a one-year term.

The Board currently has the following nine members:

2026 Director Nominees		2027 Class
• Lawrence M. Alleva	• David H. Lissy	• Julie Atkinson
• Joshua Bekenstein	• Laurel J. Richie	• Jordan Hitch
• Stephen H. Kramer	• Jennifer Schulz	• Mary Ann Tocio

This year, the 2026 Director Nominees, whose terms expire at this Annual Meeting, will stand for election to a one-year term expiring at the 2027 Annual Meeting. The persons named as proxies will vote to elect Lawrence M. Alleva, Joshua Bekenstein, Stephen H. Kramer, David H. Lissy, Laurel J. Richie, and Jennifer Schulz as directors unless your proxy is marked otherwise. Each of these nominees has indicated his or her willingness to serve, if elected, and as of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. In the event any nominee is unable to serve as a director at the time of the Annual Meeting, the shares of common stock represented by proxies may be voted for a substitute nominee, if any, who may be designated by the Board to fill the vacancy.

We seek nominees with established strong professional reputations, business acumen and experience in multi-site operations and/or contracted business services in the child care, employee benefits and work/life solutions industries. We also seek nominees with experience in substantive areas that are important to our business such as strategic planning and leadership of complex organizations; human resources and development practices; international operations; capital markets; marketing strategy; innovation; accounting, compliance and risk.

The nominees have substantial expertise in leadership and operations, management, marketing and brand development, accounting/audit, risk management, finance/capital markets, and industry experience. The diversity of experience of these nominees, as illustrated by the skills described in their biographies below, help drive our strategic priorities. Each nominee brings a unique perspective to our Board that we believe is invaluable.

Nominees for Election

The individuals listed below, Lawrence M. Alleva, Joshua Bekenstein, Stephen H. Kramer, David H. Lissy, Laurel J. Richie, and Jennifer Schulz, have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2027 Annual Meeting and until their successors are duly elected and qualified. All 2026 Director Nominees, with the exception of Ms. Schulz who joined the Board in September 2024, were previously elected to the Board by shareholders.

With the exception of Mr. Kramer, our Chief Executive Officer, this year’s nominees are all independent. Each nominee holds or has held senior executive positions in large, complex organizations or with businesses within our industry, and has a broad range of experience that spans different industries and sectors. Each nominee has experience serving on boards and committees of other public companies and possesses an understanding of public company corporate governance practices and trends. Our nominees have served the Board previously, which has provided them with significant exposure to both our business and the industry in which we operate. Our nominees bring to our Board a variety of skills, qualifications and viewpoints that both strengthen their ability to carry out their oversight role on behalf of our shareholders and bring richness to Board deliberations.

4	|	Bright Horizons

We believe that all our nominees possess the professional and personal qualifications necessary for Board service, and we have highlighted particularly noteworthy attributes and qualifications for each director in the individual biographies below.

2026 Director Nominees (Term Expiring in 2027)

Lawrence M. Alleva Age: 76 Director since: 2012 Committees: • Audit, Chair

Background: Mr. Alleva is a Certified Public Accountant (inactive) and spent his professional career with PricewaterhouseCoopers LLP (“PwC”), including 28 years as a partner, from 1971 until his retirement in 2010. At PwC he served clients ranging from Fortune 500 and multinational companies to rapid-growth companies pursuing initial public offerings. Mr. Alleva also served in a senior national leadership role for PwC’s Ethics and Compliance Group to manage the design and implementation of best practice procedures, internal controls and monitoring activities, including PwC’s response to inspection reports issued by the Public Company Accounting Oversight Board. Mr. Alleva currently serves as a director and Chair of the audit committee of Adaptimmune Therapeutics PLC (Nasdaq: ADAP) and on the board of Galera Therapeutics, Inc. (Nasdaq: GRTX) as well as a member of the Galera Compensation Committee. He previously served as audit Chair for Tesaro Inc. (Nasdaq: TSRO) until January 2019, Mersana Therapeutics (Nasdaq: MSRN) until January 2026 and Mirna Therapeutics, Inc. (Nasdaq: MIRN) until August 2017. He served as a trustee of Ithaca College for over 20 years, including in the Vice-Chair role for 10 years.

Current public company directorships (including Bright Horizons): 3

Qualifications: Mr. Alleva brings valuable experience to the Board through his audit assurance and Sarbanes-Oxley Act expertise, as well as his professional focus on areas such as corporate governance, business strategy, risk, internal controls and financial reporting best practices.

Joshua Bekenstein Age: 67 Director since: 1986 Committees: • Compensation

Background: Mr. Bekenstein has been a Senior Advisor at Bain Capital LLP (“Bain Capital”) since January 1, 2023. Previously, he was Co-Chair of Bain Capital until December 31, 2022 and a Managing Director at Bain Capital since 1986. Mr. Bekenstein serves as a director of BRP Inc. (TSX: DOO) and as a member of their Human Resources and Compensation Committee as well as their Nominating, Governance and Social Responsibility Committee. Mr. Bekenstein serves as a director of Dollarama Inc. (OTC: DLMAF) and as a member of their Human Resources and Compensation Committee. Mr. Bekenstein also serves as a director of Bob’s Discount Furniture, Inc. (NYSE: BOBS) and as a member of their People Committee. He previously served on the boards of The Michaels Companies, Inc. (Nasdaq: MIK) until January 2022 and Canada Goose Holdings Inc. (NYSE: GOOS) until September 2023.

Current public company directorships (including Bright Horizons): 4

Qualifications: Mr. Bekenstein brings to the Board many years of experience both as a senior executive of a large investment firm and as a director of public companies in various business sectors.

2026 Proxy Statement	|	5

Stephen H. Kramer Age: 55 Director since: 2018 Position: • Chief Executive Officer and President

Background: Mr. Kramer has served as Chief Executive Officer and a director of the Company since January 2018 and as President of the Company since January 2016. Mr. Kramer served as the Chief Development Officer from January 2014 until January 2016 and as Senior Vice President, Strategic Growth & Global Operations from January 2010 until December 2013. He served as Managing Director, Europe from January 2008 until December 2009. He joined Bright Horizons in September 2006 through the acquisition of College Coach, which he co-founded and led for eight years. Mr. Kramer currently serves as a director of Domino’s Pizza, Inc. (NASDAQ: DPZ) and as a member of their Audit Committee and Compensation and Human Capital Committee.

Current public company directorships (including Bright Horizons): 2

Qualifications: Mr. Kramer’s long career with Bright Horizons and his leadership and management of the Company’s day-to-day operations and strategic direction provides the Board with a deeper understanding of the Company’s business processes, strategic plan and operations making him a necessary and vital member of the Board.

David H. Lissy Age: 60 Director since: 2001 Position: • Chair of the Board

Background: Mr. Lissy is the current Chair of the Board. He served as Executive Chairman of the Company from January 2018 through December 2019 and has served as a director of the Company since 2001. Mr. Lissy served as Chief Executive Officer of the Company from January 2002 to January 2018 and previously served as Chief Development Officer from July 1998 until January 2002 and as Executive Vice President from June 2000 to January 2002. Prior to joining Bright Horizons in 1997, Mr. Lissy served as senior vice president/general manager at Aetna U.S. Healthcare in the New England region. Mr. Lissy previously served on the board of Redfin Corporation (Nasdaq: RDFN) between 2018 and July 2025, serving as Chair from 2020 until July 2025. He also serves on the boards of private companies BeneLynk, Inc., Benchmark Senior Living, and HopSkipDrive. Mr. Lissy served on the Ithaca College board of trustees from 2011 to 2024, serving as the Chair from 2018 to 2024.

Current public company directorships (including Bright Horizons): 1

Qualifications: Mr. Lissy’s deep industry experience including leadership and prior management of the Company and his leadership at many charitable, business services and educational organizations provide him with the considerable experience and breadth of management skills to serve as Chair of the Board.

Laurel J. Richie Age: 67 Director since: 2019 Committees: • Nominating and Corporate Governance, Chair • Audit

Background: Ms. Richie served as President of the Women’s National Basketball Association LLC (“WNBA”), from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie is a former trustee of the Naismith Basketball Hall of Fame and Dartmouth College where she served as Chair of the board from 2017 to 2021. She currently serves as a director of Synchrony Financial (NYSE: SYF) and as chair of the Management Development and Compensation Committee and a member of the Nominating and Corporate Governance Committee. She also serves as a director of Hasbro, Inc. (Nasdaq: HAS) and as a member of their Compensation Committee and Nominating, Governance and Social Responsibility Committee. She serves as a leadership consultant to Fortune 100 C-suite executives on matters of personal leadership and corporate culture.

Current public company directorships (including Bright Horizons): 3

Qualifications: Ms. Richie’s executive management and leadership experience, her strategic and operational expertise, her considerable background in communications, brand development and marketing and her experience serving on public company boards and governance committees make her a key member of the Board.

6	|	Bright Horizons

Jennifer Schulz Age: 55 Director since: 2024 Committees: • Compensation

Background: Ms. Schulz currently serves as Chief Executive Officer and a member of the board of directors of Lyra Health, Inc. Prior to joining Lyra in January 2025, Ms. Schulz served as Chief Executive Officer of Experian North America between April 2022 and January 2025 where she also served on the Operating Committee. Prior to serving as Chief Executive Officer of Experian North America, she served as Group President for the North American Health, Automotive, and Data Quality (EDQ) businesses. Ms. Schulz initially joined Experian in November 2013 and served as global lead for Women in Experian. Prior to joining Experian, Ms. Schulz was Senior Vice President of global product strategy, innovations and e-commerce for Visa, Inc. Previous roles include managing Visa’s global consumer credit products, strategy for Visa’s processing business and leading the technology organization’s strategic planning function. Ms. Schulz previously served as a director of Leaf Group Ltd. (NYSE: LEAF) until June 2021.

Current public company directorships (including Bright Horizons): 1

Qualifications: Ms. Schulz has over twenty-five years of global executive, leadership and operational experience in the e-commerce, digital marketing and payments industries making her an essential member of the Board.

Vote Required

The Company has a majority voting requirement for the uncontested election of directors, which increases our Board’s accountability to our shareholders. A majority of the votes cast at the Annual Meeting will be required for the election of each of the director nominees. A nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Broker non-votes and abstentions are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election of the nominees.

☑	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR FOR A TERM OF ONE YEAR.

2026 Proxy Statement	|	7

Directors Not Standing for Election

2027 Class Directors (Term Expiring in 2027)

Julie Atkinson Age: 52 Director since: 2017 Committees: • Nominating and Corporate Governance

Background: Ms. Atkinson served as Chief Marketing Officer for Chopt Creative Salad Company from October 2019 to January 2023. She previously served as Senior Vice President, Global Digital at Tory Burch LLC from February 2017 to February 2018. Prior to joining Tory Burch, Ms. Atkinson served in various leadership roles at Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), most recently as Senior Vice President, Global Digital from November 2014 to January 2017 and as Vice President of Global Online Distribution from September 2012 until November 2014. Prior to joining Starwood, Ms. Atkinson held multiple roles at Travelocity including marketing and operations. Ms. Atkinson served on the board of directors of Ventoux CCM (Nasdaq: VTAQU) between December 2020 and September 2022.

Current public company directorships (including Bright Horizons): 1

Qualifications: Ms. Atkinson’s valuable experience and background in marketing, digital growth strategy, operations and e-commerce make her an important resource for the Board.

Jordan Hitch Age: 59 Director since: 2008 Committees: • Compensation, Chair • Nominating and Corporate Governance

Background: Mr. Hitch is currently an active private investor in a wide range of early stage growth companies and renewable infrastructure projects. Previously, Mr. Hitch was a Managing Director at Bain Capital for 18 years. Mr. Hitch served as a Senior Advisor to Bain Capital following his departure from the firm in 2015 until 2017. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch currently serves on the board of Burlington Stores, Inc. (NYSE: BURL) and as Chair of their Compensation Committee.

Current public company directorships (including Bright Horizons): 2

Qualifications: Mr. Hitch’s significant professional experience in, and knowledge of, corporate finance, strategic development and capital markets strengthen the collective qualifications, skills and experience of the Board.

Mary Ann Tocio Age: 77 Director since: 2001 Committees: • Audit

Background: Ms. Tocio served as Chief Operating Officer of the Company from 1993 and as President and COO from June 2000 until her retirement in June 2015. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations. Ms. Tocio has more than 30 years of experience managing multi-site service organizations, more than 20 years of which were with the Company. She was previously the Senior Vice President of Operations for Health Stop Medical Management, Inc. Ms. Tocio currently serves as a member of the board of directors of Burlington Stores, Inc. (NYSE: BURL) and as a member of their Compensation Committee and Chair of their Nominating and Governance Committee. She previously served on the board of 1Life Healthcare, Inc. (NASDAQ: ONEM) from September 2021 to February 2023 and the board of Civitas Solutions, Inc. (The MENTOR Network) (NYSE: CIVI) from October 2015 to March 2019.

Current public company directorships (including Bright Horizons): 2

Qualifications: Ms. Tocio’s significant leadership and operational experience, including as former President and Chief Operating Officer of the Company, and her expertise with managing complex and growing organizations as well as other public company board experience render her an invaluable resource as a director.

8	|	Bright Horizons

DIRECTOR COMPENSATION

The Company’s director compensation program for non-employee directors is intended to be competitive in attracting and recruiting new Board candidates, as well as retaining current Board members, and to align our directors’ interests with those of our shareholders.

In 2024, the Compensation Committee reviewed the overall compensation program for the Board and engaged an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to review the program and make recommendations to better align the program with market practice. In keeping with the Company’s overall compensation philosophy and with input from Meridian comprising market trends, including general market studies, the Board approved a new Board compensation program for non-employee directors effective January 1, 2025.

In connection with the engagement of Meridian, the Compensation Committee determined that Meridian and the individual consultants that work with the Compensation Committee are independent and do not have any economic interests in or other relationships with the Company or the Compensation Committee members that would conflict with their obligation to provide the Compensation Committee with impartial and objective advice.

Annual Cash Compensation

Our non-employee directors receive the below annual retainers for their service on the Board and Board committees. If a non-employee director does not serve on the Board or committee for the full year, the Board and any applicable committee retainers and equity grants, as described below, are generally pro-rated.

	2025 Board Compensation Program
Board	Chair(1)	Member
Annual Retainer	$175,000	$75,000

Committee	Chair(2)	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$15,000	$10,000
Nominating and Corporate Governance Committee	$15,000	$10,000
Special Committee	$5,000	$5,000

(1)

The Board Chair fee is in recognition of the leadership, expertise, and industry experience that Mr. Lissy brings to the role as well as his counsel and assistance on various strategic initiatives. Mr. Lissy does not receive an additional Board member retainer.

(2)	Committee Chairs do not receive an additional committee member retainer.

Annual Equity Grant

Annually, each non-employee director receives an equity grant of restricted stock units (“Director RSUs”) valued at $125,000. The number of Director RSUs are determined by dividing the grant value by the closing price of the Company’s common stock on the NYSE on the date of grant. Director RSUs are fully vested on the grant date and settled on the earliest of (1) the director’s termination of service as a member of the Board, (2) the fifth anniversary of the grant date, or (3) a change of control of the Company.

Expense Reimbursements

The Company reimburses Board members for reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings.

Stock Ownership Guidelines

The Board has adopted minimum stock ownership guidelines for non-employee directors. Non-employee directors are expected to own Company shares with a market value equal to five times (5x) the annual Board cash retainer and have five years from the date of their appointment to the Board to achieve this threshold.

As of December 31, 2025, each of our non-employee directors have met or exceeded this stock ownership requirement with the exception of Ms. Schulz who was appointed in September 2024 and has five (5) years from the date of appointment to meet this requirement.

2026 Proxy Statement	|	9

2025 Director Compensation

The following table sets forth information outlining the compensation earned by our non-employee directors during the year ended December 31, 2025 and reflects the prior Board compensation program in effect during 2025. Compensation for Mr. Kramer, as Chief Executive Officer, is included in the “Summary Compensation Table” and the supplemental tables under the heading “Executive Compensation” included elsewhere in this Proxy Statement. Mr. Kramer did not receive any additional compensation for serving on the Board during 2025.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Lawrence M. Alleva	105,000	125,000	230,000
Julie Atkinson	85,000	125,000	210,000
Joshua Bekenstein	85,000	125,000	210,000
Jordan Hitch	100,000	125,000	225,000
David H. Lissy	175,000	125,000	300,000
Cathy Minehan(1)	43,750	—	43,750
Laurel J. Richie	102,500	125,000	227,500
Jennifer Schulz	82,500	125,000	207,500
Mary Ann Tocio	84,375	125,000	209,375

(1)	Ms. Minehan retired from the Board effective June 3, 2025 and received pro-rata Board and committee fees, but did not receive a grant of RSUs in 2025.
(2)

Amounts shown reflect the grant date fair value of Director RSUs granted to our non-employee directors in 2025, based on the value of the awards as determined in accordance with FASB ASC Topic 718. Refer to Note 14 to our audited consolidated financial statements included in our 2025 Annual Report for additional information.

(3)

The total number of RSUs held by directors are included in the footnotes to the Company’s beneficial ownership table listed under the heading “Stock Ownership Information” included elsewhere in this Proxy Statement. All Director RSUs are fully vested on the grant date and are settled as described above.

10	|	Bright Horizons

BOARD OF DIRECTORS AND COMMITTEES

Board Structure

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board. A copy of each charter can be found on the Investor Relations section of our website at investors.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

The Board is composed of a majority of independent directors, and our standing committees are composed entirely of independent directors as defined under applicable rules and Listed Company Manual of the NYSE (the “NYSE Rules”) and the rules of the SEC. For information on our director independence, please see “Board Independence” elsewhere in this Proxy Statement.

Board Meetings and Executive Sessions

The Board and its committees meet periodically throughout the year to oversee management of the Company’s business and affairs for the benefit of its shareholders. During 2025, the Board held four (4) meetings and acted by written consent twice. During 2025, all of our directors attended 100% of the total Board and Committee meetings on which he or she served during the periods that he or she served. We encourage, but do not require, our directors to attend annual meetings of shareholders and, in 2025, 8 out of 9 directors attended.

Periodically, throughout the year, both non-management directors and independent directors meet in executive session without members of management present. These meetings allow independent directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Executive sessions of independent directors are presided over by Mr. Hitch, an independent director.

Committees and Committee Composition

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. From time to time, special committees may be established under the direction of the Board when necessary to address specific matters. The Board has delegated various responsibilities and authorities to these committees, as described below and in the committee charters. The committees periodically report on their activities and actions to the Board.

The table below provides information about the current membership of our standing committees:

			Current Committee Membership

Director	Current Term	Independent	Audit	Compensation	Nominating and Corporate Governance
Lawrence M. Alleva	2026	☑
Julie Atkinson	2027	☑			☑
Joshua Bekenstein	2026	☑		☑
Jordan Hitch	2027	☑			☑
Stephen H. Kramer	2026	—
David H. Lissy	2026	☑
Laurel J. Richie	2026	☑	☑
Jennifer Schulz	2026	☑		☑
Mary Ann Tocio	2027	☑	☑
Number of meetings during 2025			8	4	2
Action by written consent during 2025			—	3	—

= Chair

2026 Proxy Statement	|	11

Audit Committee
Current Members: Lawrence M. Alleva, Chair | Laurel J. Richie | Mary Ann Tocio
Audit Committee Financial Expert: Lawrence M. Alleva

The Audit Committee’s purpose, roles and responsibilities are set forth in a written Audit Committee charter adopted by the Board, which can be found on the Investor Relations section of our website at investors.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Audit Committee’s purpose is to assist the Board in its oversight of (1) the integrity of the consolidated financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s Internal Audit function and independent auditor, (5) the Company’s internal control over financial reporting, (6) the Company’s development and implementation of policies and procedures governing enterprise risk assessment and management, and (7) compliance with ethical standards adopted by the Company. The Audit Committee’s primary duties and responsibilities are to:

•

Appoint, evaluate, oversee, retain, compensate, terminate and change the registered public accounting firm for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The registered public accounting firm reports directly to the Audit Committee.

•	Pre-approve all auditing services, internal control-related services and permissible non-audit services to be performed for us by our independent auditor.

•

Review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, including reviewing specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review and discuss reports from the independent auditor with regard to critical accounting policies and practices used in such financial statements.

•	Review and discuss the critical audit matters.

•

Review and discuss with management, internal auditors and the independent auditor any material issues regarding accounting principles and financial statement presentations made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles.

•

Review and discuss with management, internal auditors and the independent auditor the adequacy of our internal controls and any special steps or remedial measures adopted in light of any identified material weaknesses or significant deficiencies.

•

Overview, review and discuss with management and the Board the Company’s enterprise-wide risk assessment and risk management and periodically discuss with management the Company’s major financial and accounting risks.

•

Review and discuss with management the results of risk assessments with respect to cybersecurity and data protection and the implementation of the Company’s policies, procedures, processes and controls for management of such risks.

•	Receive regular reports, or more often as necessary, from the Company on cybersecurity incidents and threats and privacy and data security risk exposure.

•	Review and approve related person transactions.

The Board has determined that all of the members of the Audit Committee are independent directors pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE Rules. All of our members are financially literate, and Mr. Alleva is also considered an “audit committee financial expert” within the meaning of the applicable rules of the SEC. The Audit Committee’s Report is included on page 58 of this Proxy Statement.

Compensation Committee
Current Members: Jordan Hitch, Chair | Joshua Bekenstein | Jennifer Schulz

The Compensation Committee’s purpose, roles and responsibilities are set forth in a written Compensation Committee charter adopted by the Board, which can be found on the Investor Relations section of our website at investors.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Compensation Committee’s primary duties and responsibilities are to:

•

Assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs.

12	|	Bright Horizons

•	Approve the compensation plans, policies and programs and approve specific compensation levels for our executive officers.

•	Review and recommend the compensation structure for directors.

•

Assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans, including succession planning in the event of an emergency.

•	Make recommendations to the Board regarding employee incentive compensation plans and equity-based plans.

•

Review risks related to executive compensation and the design of compensation plans including that the Company’s executive compensation program, plans and arrangements do not encourage excessive risk-taking.

•	Oversee compliance with shareholder approval of executive compensation matters, including advisory votes.

•	Review and make recommendations to the Board with respect to any shareholders’ proposals related to compensation matters.

The Board has determined that all of the members of the Compensation Committee are independent directors pursuant to NYSE Rules. Pursuant to its charter and the Company’s 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Equity Plan”), the Compensation Committee has the authority to delegate to one or more Board members or subcommittees any of its duties and responsibilities, and to delegate to officers, the power to grant awards, when appropriate. The Compensation Committee, in its role as administrator under the Equity Plan, approved the delegation of authority to Mr. Kramer, both a Board member and the Company’s Chief Executive Officer, to grant equity awards, among other actions, under the Equity Plan within certain specified parameters. In addition, the Compensation Committee has the authority to retain or obtain the advice of a compensation consultant, independent legal counsel or other advisor, after taking into consideration all factors relevant to the adviser’s independence from management, including those specified in Section 303A.05(c) of the NYSE Rules.

Nominating and Corporate Governance Committee
Current Members: Laurel J. Richie, Chair | Julie Atkinson | Jordan Hitch

The Nominating and Corporate Governance Committee’s purpose, roles and responsibilities are set forth in a written charter adopted by the Board, which can be found on the Investor Relations section of our website at investors.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•	Identify individuals qualified to become members of the Board consistent with criteria approved by the Board.

•	Recommend to the Board director nominees for the next shareholders’ meeting.

•	Recommend to the Board the size, structure and composition of the Board and its committees.

•	Review the Company’s Corporate Governance Guidelines.

•	Oversee director orientation and continuing education.

•	Review proposals submitted by shareholders.

•

Provide oversight, monitor and review the Company’s corporate responsibility practice, programs, strategy, initiatives and policies, including receiving periodic reports regarding corporate responsibility efforts, initiatives, and the risks and disclosures related thereto.

•	Assist the Board in oversight of the Company’s human capital management policies, strategies and initiatives.

•	Oversee the Board’s annual self-assessment.

The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent directors pursuant to NYSE Rules.

2026 Proxy Statement	|	13

Board Leadership and Presiding Director

The positions of our Chair of the Board and Chief Executive Officer are currently separate roles. Mr. Lissy serves as the independent Chair of the Board and Mr. Kramer serves as a director and our Chief Executive Officer. While the Board has no set policy with respect to the separation of the offices of Chair and Chief Executive Officer and may review these offices from time to time, the Board has a long-standing practice of separating the offices of the Chair and the Chief Executive Officer. The Board has reviewed its leadership structure and has determined that it is in the best interests of the Company and its shareholders to separate the roles of Chair and Chief Executive Officer. This structure permits Mr. Kramer to devote his attention to leading Bright Horizons and focusing on the Company’s strategic direction and day-to-day leadership and performance of our business and operations, while Mr. Lissy has wide-ranging, in-depth knowledge of our business arising from his many years of service to Bright Horizons and, as a result, provides effective leadership and stewardship for the Board.

Executive sessions of independent directors are presided over by Mr. Hitch, an independent director.

Succession Planning

The Board has the primary responsibility for succession planning for the Chief Executive Officer and oversight of other executive officer positions while the Compensation Committee oversees the development of such succession plans, including succession planning in the event of an emergency. These reviews include consideration and assessment of the most promising leadership talent throughout the Company and roles in which external candidates may need to be considered.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Bright Horizons. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Bright Horizons. The Board administers its risk oversight role directly and through its committee structure, the committees’ periodic reports to the Board and periodic reports from management.

14	|	Bright Horizons

Overview of Board Risk Oversight

Below is the risk oversight structure highlighting key areas of focus.

Board Oversight

•

Oversee strategic, financial and execution risks and exposures associated with our annual and long-term plan.

•

Review material risks to the operations, plans, prospects, strategy or reputation.

•

Annually review the Enterprise Risk Management (“ERM”) Program and receive regular updates on risk exposures.

•

Regular oversight of Human Capital Management strategy and initiatives.

•

Monitor risks related to center operations, labor challenges, return-to-work trends, business growth and strategy, business continuity and financial planning and health and safety.

•

Regular reporting from management on business strategy, short- and long-term planning, operations and growth execution across all business lines, financial performance, legal, risk and compliance matters.

•

Oversee and monitor risks related to global safeguarding practices and initiatives.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

•

Review internal audit risk assessment and risks associated with financial and accounting matters, financial reporting, accounting, disclosure and internal controls.

•

Oversee ethics and compliance programs, ethics hotline and related person transactions.

•

Review legal and regulatory compliance.

•

Oversee ERM Program and the policies and controls to manage risks.

•

Oversee cybersecurity, data protection, data privacy and business continuity.

•

Evaluate risks related to executive compensation and the design of compensation programs, plans and arrangements including that such plans do not encourage excessive risk taking.

•

Assist in oversight of the development of executive and leadership succession planning.

•

Evaluate compensation-related risks resulting from short-term and long-term uncertainties.

•

Oversee Board refreshment and assignment of directors to committees for risk oversight and other areas of responsibilities.

•

Monitor and review corporate responsibility practices, programs, strategies, initiatives and policies.

•

Assist in oversight of the human capital management strategies, initiatives and policies.

Periodic Reports From:	Periodic Reports From:	Periodic Reports From:

•

CEO

•

CFO

•

Chief Accounting Officer

•

Tax & Treasury

•

Controller

•

Internal Audit

•

General Counsel (including Corporate Governance)

•

Compliance & Ethics

•

IT, Privacy & Information Security

•

Independent Auditor

	• CEO • CFO • General Counsel (including Corporate Governance) • Human Resources • External Compensation Consultant	• CEO • General Counsel (including Corporate Governance) • Compliance & Ethics Function • ESG Task Force & Working Group

Risk Management Support Functions Include:
• ERM Program & Framework • Internal Audit • General Counsel (including Corporate Governance) • Risk Management Function • Global Safeguarding Task Force • Global Privacy Officer	• Operations Team • Incident Management • Global Health & Safety Function • Chief Information Officer • Chief Information Security Officer	• ESG Task Force & Working Group • Human Resources Functions • Inclusion Steering Committee • Governance, Risk & Compliance Committee • Support from External Legal Counsel & Other Advisors

2026 Proxy Statement	|	15

Cybersecurity Risk Oversight

We recognize the critical importance of maintaining the safety and security of our information technology systems and data. At the management level, our information technology (“IT”) department is led by our SVP, Chief Information Officer (“CIO”), who reports directly to our Chief Executive Officer. Our VP, Chief Information Security Officer (“CISO”) oversees our Information Security Office, reports directly to the CIO, and is responsible for managing our risks from cybersecurity threats, protecting and defending our networks and systems, and overseeing our Information Security Office.

Our IT department and Information Security Office, supported by our Global Privacy Officer, regularly evaluate cybersecurity risks, which are assessed within our ERM framework. Our annual ERM program is reviewed and overseen by the Audit Committee and is presented to the Board annually. We maintain an internal Privacy and Security Steering Committee, co-chaired by our CISO and Global Privacy Officer and made up of members from IT, legal, privacy and international operations, which is tasked with review of, and oversight over, our privacy and data security programs, policies and strategy. Our Governance, Risk and Compliance Committee provides additional support for ERM assessment and governance by monitoring our ERM program and engaging with compliance functions across the organization to identify gaps, support corrective action plans and promote best practices. Our internal control over financial reporting, including key business process controls and IT general controls, are reviewed and tested by our Internal Audit function annually.

At the Board level, our Board administers its risk oversight role directly and through its committee structure. While our Board has ultimate responsibility for overseeing our cyber risk, our Audit Committee also oversees risks related to cybersecurity threats, data protection, data privacy and business continuity. Our Audit Committee regularly discusses and, at least annually, reviews with management, including our CIO, CISO and Global Privacy Officer, our cyber, information security, and data privacy risks and programs. This review includes risk assessments, the implementation of policies, procedures, processes and controls for the management of risks, management’s actions to identify and detect cyber threats and incidents, the results of tests and assessments and updates on our programs to manage disaster recovery, data privacy and compliance and artificial intelligence. Our management team also provides updates to the Board periodically.

Please refer to Item 1C. “Cybersecurity” in Part I of our 2025 Annual Report for additional information regarding cybersecurity matters.

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors, such as the presiding director, by writing to such individual or group c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board, excluding those items that are not directly related to Board duties and responsibilities, such as advertisements, solicitations, surveys, junk mail and mass mailings.

16	|	Bright Horizons

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Highlights

Bright Horizons demands integrity and is committed to upholding high ethical standards. We believe that our strong corporate governance practices support this goal and provide a framework within which the Board and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders. The Nominating and Corporate Governance Committee regularly reviews developments in, and matters related to, corporate governance. Highlights of our corporate governance practices, as of the date of this Proxy Statement, are listed below and discussed elsewhere in this Proxy Statement.

Key Corporate Governance Practices:

✓	Ongoing Board Declassification:	• Shareholders previously approved an amendment to our Certificate of Incorporation to fully declassify our Board by the 2027 Annual Meeting.

✓	Ongoing Board Refreshment:	• We are committed to Board refreshment and continuously seek to balance continuity and fresh perspectives and, most recently, added Ms. Schulz to the Board in September 2024.

✓	Broad Board Composition and Skills:

•

It is the policy of our Board that directors have business expertise and experience relevant to our business, reflect a range of skills and backgrounds and possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders.

•

We publish a Board Skills Matrix in this Proxy Statement.

✓	Off-Season Shareholder Engagement:

•

We periodically conduct off-season shareholder engagement to elicit direct feedback and gain insight from our shareholders on areas of interest including corporate governance, corporate responsibility and executive compensation, as further described below under the heading “Shareholder Engagement.”

✓	Independent Board:	• All directors, other than our Chief Executive Officer, are independent under NYSE Rules and all committees are comprised solely of independent directors.

✓	Peer Reviews and Individual Director Self-Assessments:	• The Board conducts a peer review and individual assessment of each director annually to enhance director development and Board/committee leadership planning.

✓	Robust Self-Evaluation Process:	• The Board and each committee conduct annual self-assessments.

✓	Strong Stock Ownership Guidelines:	• We have stock ownership requirements for non-employee directors (5x annual cash retainer), our Chief Executive Officer (5x annual salary) and our other named executive officers (3x annual salary).

✓	No Hedging and Pledging Policy:

•

All directors, executive officers and employees are subject to the anti-pledging and anti-hedging provisions under our Amended and Restated Insider Trading Policy, which includes a prohibition on pledging by directors, officers and employees.

✓	Majority Voting:	• Our Bylaws provide for a majority voting standard in uncontested elections of directors.

✓	No Overboarding:

•

All directors, including the Chief Executive Officer, are subject to limits on other public company board service—our Chief Executive Officer should not serve on more than two public company boards and directors should not serve on more than four public company boards, in each case, including our Board.

✓	Independent Executive Sessions:	• Board and committees hold regular executive sessions of non-employee directors all of whom are independent under NYSE Rules.

✓	Independent Presiding Director:	• Executive sessions of independent, non-employee directors are led by an independent Presiding Director who is not the Chair.

✓	Dedicated Succession Planning:	• The Board actively monitors our management succession and development plans.

2026 Proxy Statement	|	17

✓	Separate independent Chair and Chief Executive Officer:	• Our separate independent Chair and Chief Executive Officer leadership structure aims to maintain segregation between Board oversight and management operating decisions.

✓	Compensation Best Practices:

•

We have caps on incentive cash bonuses tied to corporate performance, limits on annual director equity awards and cash fees and minimum vesting requirements.

•

Equity awards are tied to performance-based measures.

•

Please see page 32 of this Proxy Statement for more information on our other compensation practices.

✓	Clawback Policy:

•

We maintain a clawback policy providing for the mandatory recoupment of erroneously awarded incentive-based compensation received by current and former executive officers in the event of an accounting restatement.

✓	Risk Oversight:	• Audit Committee approval is required for related person transactions and our Audit Committee oversees our ERM program and cybersecurity risk with regular reports and review by the full Board.

✓	Director Education:	• We have a Board orientation and continuing education program that is available to all directors.

✓	No Poison Pill:	• We do not have a shareholder rights plan in place.

Shareholder Engagement

Our Board and management team greatly value the opinions and feedback of our shareholders and are committed to engaging with, and listening to, our shareholders. We periodically undertake off-season shareholder engagement focusing on a range of topics. This engagement is in addition to routine and ongoing dialogue among our shareholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team regarding our financial and operational performance.

When meeting with shareholders, participants from Bright Horizons may vary per call and may include the Chief Financial Officer, members of Investor Relations and Legal, and for certain calls, the Chief Executive Officer or an independent Board member.

This off-season we engaged with shareholders on the following topics:

• Board governance and refreshment • Board oversight of risks • ESG initiatives and reporting	• Executive compensation • Health and safety and safeguarding • Human capital management

Shareholder feedback is presented to, and reviewed by, the Nominating and Corporate Governance Committee, the other committees or full Board, as applicable.

18	|	Bright Horizons

Board Refreshment, Composition and Expertise

The Board and the Nominating and Corporate Governance Committee are committed to ensuring our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee focuses on director succession and tenure and regularly reviews director skill sets.

Board Refreshment and Size

Under the leadership of the Nominating and Corporate Governance Committee, the Board has been notably refreshed over the past 10 years by adding five new directors, including four independent directors and rotating seven directors off, lending fresh perspectives and broadened backgrounds and skill sets. These directors have brought a mix of experience in digital strategy, marketing, communications, innovation, strategic and operational leadership, industry experience, financial expertise and risk management:

Ongoing Board Refreshment		Current Board Size
Directors Onboarded	Directors Retired
• Independent director in 2016	• One director in 2017
• Independent director in 2017	• One director in 2019
• New CEO and director in 2018	• Three founders in 2021
• Independent director in 2019	• One director in 2024
• Independent director in 2024	• One director in 2025

Board Composition

The Board believes that it is important that our directors have varied business expertise and experience and reflect a range of backgrounds. The Board seeks broad representation and the right mix of directors with institutional knowledge relevant to our business, fresh perspectives and differentiated backgrounds that enrich the experience set. All of our Board members elected to self-identify and consented to the disclosure of their race, ethnicity or gender below. As of the date of this Proxy Statement, forty-four percent (44%) of our Board members self-identified as women and eleven percent (11%) self-identified as non-white.

2026 Proxy Statement	|	19

Board Expertise and Skills Matrix

We seek a Board that reflects a range of talents, skills and expertise—particularly in the areas of multi-site operations, financial management, domestic and international markets, leadership, corporate governance, accounting, risk, and the child care, education, workplace benefits and related industries in which we operate—sufficient to provide sound and prudent guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee regularly reviews the skills, experience, and backgrounds that it believes are desirable to be represented on the Board.

The following skills matrix depicts the most significant skills, areas of expertise and experience represented on our Board:

Operational and Industry Experience

Child Care and Early Education					●	●			●

Workforce and Adult Education					●	●

International Operations					●	●	●	●	●

Multi-Site Operations	●				●	●	●	●	●

General Business Experience

C-Suite Leadership (CFO, CEO, COO, CMO)		●	●		●	●	●	●	●

Innovation Leadership / Business Transformation		●	●	●	●	●	●	●	●

Marketing / Public Relations / Communications / Digital		●		●			●	●

Oversight of Human Capital / Human Resources / Talent Management					●	●		●	●

Financial Expertise / Capital Markets / Accounting	●		●	●	●	●	●	●	●

Regulatory / Compliance / Risk	●				●	●	●	●	●

Board Experience

Prior / Current Audit Committee	●				●		●	●	●

Prior / Current Compensation Committee	●		●	●	●		●		●

Prior / Current Nominating and Corporate Governance Committee	●	●	●	●		●	●	●	●

Current # of Public Company Boards (including Company)	3	1	4	2	2	1	3	1	2

20	|	Bright Horizons

Board Independence

   Our Corporate Governance Guidelines provide that the Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws, rules, and regulations in addition to the requirements of the applicable NYSE Rules for director independence. In making its independence determinations, the Board evaluates relationships of each director and nominee with Bright Horizons and makes an affirmative determination whether or not such director or nominee is independent. The Board considers, among other things, whether that person has a relationship that would interfere with the exercise of independent judgment in carrying out a director’s responsibilities and the Board reviews relationships and transactions between each non-employee director and nominee or any member of his or her immediate family and Bright Horizons to determine whether there are any such relationships or transactions and, if so, whether they are inconsistent with a determination that the director or nominee was independent. There are no family relationships among any of the current directors, nominees, and executive officers of the Company.

Board Independence

   As a result of this review, the Board has affirmatively determined that all directors, with the exception of Mr. Kramer, our Chief Executive Officer, are independent under the governance and listing standards of the NYSE.

Board and Committee Annual Performance Reviews, Peer Reviews and Self-Assessments

Our Corporate Governance Guidelines provide that the Board is responsible for conducting a self-evaluation of the Board on an annual basis. In addition, the written charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees provide that each committee shall evaluate its performance on an annual basis. During 2025, the Board and each committee conducted a self-evaluation pursuant to these requirements. Each committee and the full Board continuously review progress with respect to any identified areas for improvement.

The Board conducts an individual director assessment and peer review annually to enhance director development, accountability and leadership planning. The Board views this annual individual self-assessment and peer review as an integral part of its commitment to continuous improvement and achieving high levels of Board and committee performance.

Below is a synopsis of the individual director self-assessment and peer review process:

Director Nominations

Criteria and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee

The Nominating and Corporate Governance Committee is responsible for recommending candidates to stand for election to the Board at the Company’s annual meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including other Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. It is the policy of the Board that directors should possess the highest personal and

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professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the skills, character, background and expertise of the Board as a whole, with the objective of recommending a group that can best continue the success of our business and represent shareholder interests through the exercise of sound judgment using its breadth of experience. The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and expression, or any other basis protected by federal, state or local law.

The Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.”

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from shareholders in accordance with our Bylaws. Any shareholder may submit in writing a candidate for consideration for each shareholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, and the information required by Section 1.2 of our Bylaws. Recommendations should be sent to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459. The Nominating and Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

Majority Voting

Our Bylaws include a majority voting requirement for the election of directors at uncontested meetings of shareholders which we believe increases our Board’s accountability to our shareholders. Under the Company’s majority voting standard, a nominee for director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (disregarding abstentions and broker non-votes). Directors are elected by plurality vote in a contested election of directors (as defined in our Bylaws).

Our Bylaws provide that a director who fails to receive at least the majority of votes cast with respect to his or her election will promptly tender his or her resignation to the Board. Based on a recommendation by the Nominating and Corporate Governance Committee, the Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision, within 90 days following certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

Policies Relating to Directors and Limits on Board Service

It is our policy that directors, who are also employees of the Company (other than Chief Executive Officer) shall offer their resignation from the Board at the same time they retire from employment with the Company. In addition, it is our policy that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to the Board should provide notice to the Board. The Board does not believe that such directors should necessarily leave the Board, but it is our policy that there should be an opportunity for the Board to review the continued appropriateness of such directors’ membership under these circumstances.

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We believe that no director should serve on more than four boards of public companies (including our Board) and that our Chief Executive Officer should serve on no more than two boards of public companies (including our Board). All directors currently comply with these requirements.

Current Limits on Board Service
Directors	No more than 4	☑

Chief Executive Officer	No more than 2	☑

Director Education

Our director orientation and continuing education program consists of visits to Bright Horizons centers, 1:1 meetings with senior leaders, background material on the Company, education regarding our Code of Business Conduct and Ethics and other policies and practices relevant to our business and operations, and meetings with, and presentations by, senior management. In addition, we provide updates on relevant topics of interest to the Board. We also encourage directors to attend director education programs sponsored by various educational institutions and all Board members receive a National Association of Corporate Directors membership.

Code of Business Conduct and Ethics

Bright Horizons demands integrity and is committed to upholding high ethical standards. We have a written Code of Business Conduct and Ethics applicable to all Directors, Officers and Employees, and a written Code of Ethics for Senior Managers and Financial Management Team, which are designed to ensure that our business is conducted with integrity. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found on the Investor Relations section of our website at investors.brighthorizons.com under “Governance & Responsibility—Governance Documents.”

We intend to disclose any future amendments to, or waivers from, these codes of ethics for Bright Horizons executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Online Availability of Information and Governance Documents

The current versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics applicable to all Directors, Officers and Employees, Code of Ethics for Senior Managers and Financial Management Team and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available under “Governance & Responsibility—Governance Documents” on the Investor Relations section of our website at investors.brighthorizons.com. These materials are also available in print free of charge to shareholders upon written request to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459.

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CORPORATE RESPONSIBILITY

We know that education and care can change lives, and for 40 years Bright Horizons has been a champion for working families—designing and delivering innovative education and care solutions.

Back in 1986, we saw that access to high-quality child care and early education was an obstacle for working parents. Partnering with employers to provide on-site child care centers became just one way we responded to help whole organizations work more effectively.

Today we are a leading provider of high-quality early education and child care, family care solutions, and workforce education services that are designed to help working families and client employees thrive personally and professionally—services and tools used by more than 1,450 of the world’s top employers and by hundreds of thousands of working parents and learners.

OUR IMPACT

32,200
Bright Horizons Employees Across the Globe

1,010
Child Care Centers & Nurseries Worldwide

1
Child & Family at a Time

To achieve our mission and deliver results, we put our HEART into everything we do. Our HEART Principles—HONESTY, EXCELLENCE, ACCOUNTABILITY, RESPECT, and TEAMWORK—are the underlying tenets of our culture and are guided by the core belief that our people are the foundation to building and sustaining an organization that makes a significant impact in the lives of the children, families and adult learners we serve.

Our corporate responsibility efforts are aligned with our mission and values, supporting initiatives that combine our knowledge, experience and compassion—both as an organization and as individuals. These efforts and principles are embedded throughout our operations, and our unique business model affords us the opportunity to not only build a sustainable long-term organization, but to also have a significant impact on the children, families and adult learners we work with and in the communities where we live.

Social Responsibility

Bright Horizons strives to be a positive influence in our communities by living up to the highest ethical standards, pursuing socially-minded business practices, providing rewarding career opportunities, delivering high-quality care and early education, and giving back to our communities.

Through our child care and educational services, we provide foundational early childhood education and development to thousands of young children each year, positively impacting the next generation while simultaneously enabling working parents to thrive and grow in their own professional careers and lives. We further enable thousands of college aspirants and adult learners to meet their education and career goals, thereby improving the quality of the workplace, the workforce and, we believe, society at large.

Community and Citizenship

We support the communities in which we work and live, and we actively encourage our employees to do the same. We proudly stand with our many employees who support the Bright Horizons Employee Relief Fund which offers financial assistance to employees recovering from catastrophic events, and we proudly support our many employees who give their time to non-profit organizations, awarding grants to their chosen charities through the Bright Horizons Foundation for Children® in recognition of their volunteer work. We collaborate with our employees to advance the Foundation’s mission of creating Bright Spaces® for at risk children and families in homeless shelters and other community organizations that serve families in need or in crisis. We do this by supporting our employees’ service projects through Brightening Lives Activity grants and Field (center-based) and Home Team (corporate) fundraising events.

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Environmental Responsibility

As educators of the next generation, we understand the importance of working to build a more sustainable world. We seek to conduct business in an environmentally sustainable manner and to be a responsible corporate citizen. We aim to integrate sustainable policies and practices into our operations and encourage our employees and suppliers to be conscious of our collective environmental footprint and impact when making business decisions whenever appropriate. We look to help reduce or minimize our environmental impact and work towards a greener and more sustainable future through initiatives with clients and suppliers. By taking measurable actions, collaborating with partners and empowering our teams, we aim to help create a lasting impact for our planet, our people and our business.

Annually, we measure the GHG emissions of our global footprint following the Greenhouse Gas Protocol. For more information on our most recent GHG emissions, please see the Investor Relations section of our website at investors.brighthorizons.com under “Governance & Responsibility—Corporate Responsibility—Sustainability.”

People Practices

Our business is about people serving people, and our success depends on attracting, developing and retaining talented and highly qualified employees. Our employee value proposition—You’re the Difference—is our pledge to providing market-leading benefits and rewards, opportunities for advancement and career growth, and a strong culture to celebrate our shared mission and values. We are continually investing in resources and creating programs to build culture, to provide fair and competitive pay, to offer benefits to support our employees’ well-being, and to foster personal growth and career development opportunities. We endeavor to create environments that attract, retain and engage our talent, enhance our culture and employee experience, and reward performance.

More than 1,450 leading employers trust us for proven solutions that support employees, advance careers, and maximize employee performance, and we offer our own employees the solutions and services we offer to our clients. From on-site child care, to back-up care that addresses gaps in child care, to education programs that build critical skills, we believe our service offerings help our employees achieve more.

Talent Acquisition and Total Rewards

We deploy proven solutions that recruit talent, support employees, advance careers, and maximize employee performance. Through ongoing initiatives such as our 100 Days of Heart onboarding program, our employee referral program, our alumni recruitment portal, and partnerships with high schools, colleges and universities, Bright Horizons and our dedicated talent acquisition team help address the challenges in attracting top talent in our field.

We offer a comprehensive total rewards program aimed at addressing the varying health, financial and well-being needs of our employees. Our total rewards package, which may vary by geography, employee and eligibility requirements, includes:

•	Competitive pay and healthcare benefits.

•	401(k) retirement plans with matching contributions.

•	Paid time off.

•	Wellness initiatives with benefits relating to nutrition, stress management and financial well-being, mental health and work-life balance including an Employee Assistance Program.

•	Child care tuition subsidies for both Field (center-based) and Home Team (corporate) employees.

•	Tuition assistance programs, including the Horizons CDA and Degree Program which provides direct, no-cost access to an early childhood education degree.

•	Access to back-up care, EdAssist, College Coach and Sittercity.

•	Paid parental bonding leave.

Career Development

We invest in our employees’ career growth. Employee training and development opportunities are critical to our success as they help develop leaders within our organization and support the delivery of quality services to our clients, and the families and learners we serve. We provide a robust, ongoing employee training and career development program that is available to employees through our online training university. Our blended learning approach means employees have a selection of different learning methods available to them, including live interactive online webinars, in person training, eLearning modules, and videos.

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We are also invested in long-term employee success and are committed to advancing talent from within by developing the next generation of leaders at Bright Horizons. By creating clear pathways for career development, through leadership training and development, we support and encourage upward career mobility in both our Field (center-based) operations and throughout our Home Team (corporate).

Horizons CDA and Degree Program

A central program offering is our Horizons CDA and Degree Program. The program, which is a first-of-its-kind offering in the early education field, removes financial barriers for employees pursuing a degree, by allowing employees to earn a CDA (child development associate) certificate or an associate’s or a bachelor’s degree in early childhood education at no-cost and with no out-of-pocket expenses, including tuition, fees and books. Since 2018, more than 8,000 educators have enrolled in the Horizons CDA and Degree Program, with nearly 3,000 educators earning their CDA credential or college degree. We have recently expanded the program to offer an early care and education graduate certificate for center leaders and an English Language Learning program for all educators.

Employee Engagement

At Bright Horizons gathering continuous feedback is an essential part of our culture. We regularly collect feedback from our employees through our annual employee experience survey and through other periodic surveys and forums. Hearing directly from our employees helps us understand the employee experience, including evolving priorities related to workplace environment, employee relations, pay and benefits, flexibility, and career growth opportunities, all of which are critical to our mission to remain an employer of choice and a great place to work. We champion a culture of belonging and appreciation through our engagement programs, including Better Together programming and activities that support the Bright Horizons Foundation for Children®.

For more information on our benefits and total rewards, please see the Company’s 2025 Annual Report.

Culture and Inclusion

Bright Horizons is an organization made up of employees, children and families from many cultures, backgrounds and experiences. We believe that fostering a workplace where all employees feel welcome and have a sense of belonging, as well as where everyone’s unique differences are celebrated and valued, is vital to the Bright Horizons mission and culture. We look to create open and inclusive environments for all of our employees by listening to our people, utilizing our employee resource groups, which are open to all employees, and deepening cultural awareness through learning opportunities. We believe our approach to building and maintaining a strong culture and inclusive environment helps us recruit and retain talent, reduce turnover, and enhance our offerings, service lines and the education and services we deliver daily to children and families.

For more information on our workforce, please see the Company’s 2025 Annual Report.

Our Award Winning Culture

We are honored and proud to have a long track record of being named an employer of choice. The following awards represent recent recognition of the strong culture we have built at Bright Horizons and the programs and benefits we offer to our employees. These honors are awarded based largely on employee responses to surveys.

✓ 2025 “Best Places to Work” by the Boston Business Journal	✓ 2025 “Best Workplaces” in the United Kingdom by the Great Place to Work Institute

✓ 2025 America’s Greatest Workplaces for Inclusion & Diversity by Newsweek	✓ 2025 “Best Workplaces for Women” by the Great Place to Work Institute in the United Kingdom

✓ 2025 “Best Workplaces for Women” in the Netherlands by the Great Place to Work Institute	✓ 2025 “Best Workplaces for Wellbeing” by the Great Place to Work Institute in the United Kingdom

Governance and Ethics

Corporate governance, integrity and ethics is embedded across all functions of the Bright Horizons business. Our ethical standards serve as the foundation for our operations, how we care for children and how risk is managed throughout the organization. We maintain a 24/7 confidential ethics hotline and our ethics and compliance program include regular employee training. Our Code of Business Conduct and Code of Ethics establishes expectations to consistently guide ethical decision-making by our employees and Board, and our Supplier Code of Conduct communicates our expectations of ethical and responsible behavior by our suppliers and business partners.

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Additionally, our Nominating and Corporate Governance Committee oversees our corporate responsibility strategies, initiatives and policies and assists in the Board’s oversight of our human capital management policies, strategies and initiatives. We believe our strong governance practices support the strategic objectives of the Company and to the benefit of all of our stakeholders.

Our other governance highlights are discussed elsewhere in this Proxy Statement.

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TRANSACTIONS WITH RELATED PERSONS

During 2025, we did not enter into any reportable related person transactions, nor is any related person transaction currently proposed, in which any of our directors or executive officers has a direct or indirect material interest. As of December 31, 2025, we had more than 1,450 client relationships with employers across a diverse array of industries and, from time to time, we may provide service offerings to certain of our 5% or greater shareholders. Any contracts and transactions with such shareholders are consummated in the ordinary course of business on an arm’s-length basis.

Policies and Procedures for Related Person Transactions

The Board has adopted a written policy for the review and approval of transactions involving related persons. “Related Persons” consist of any person who is or was (since the beginning of the fiscal year) a director, a nominee for director or executive officer, beneficial owners of greater than 5% of any class of the Company’s common stock and the immediate family members of any of the foregoing persons. The Audit Committee is responsible for administering this policy.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, or currently proposed transaction, in which (1) the aggregate amount exceeds $120,000 with respect to any fiscal year, (2) the Company is a participant, and (3) any Related Person has or will have a direct or indirect material interest, other than solely as a result of being a director or having a less than 10% interest in a corporation, partnership or similar entity, where such Related Person is not the general partner of, and holds no other position in, any such partnership (an “Interested Transaction”). Under the policy, the Audit Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified by the Board even if the amounts will exceed $120,000. These are: (a) the employment and compensation arrangements required to be reported in the proxy statement; (b) director compensation required to be reported in the proxy statement; (c) any transaction with another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where the Company is indebted to another company if the total amount of indebtedness does not exceed 1% of that company’s total consolidated assets (in both cases, the pre-approval applies if the Related Person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares; (d) any charitable contribution to a charitable organization at which a Related Person’s only relationship is as an employee (non-executive officer) or director, if the aggregate amount does not exceed the lesser of $1,000,000 or 2% of total receipts, (e) competitively bid or regulated public utility services transactions; (f) transactions involving trustee-type services; and (g) transactions where the Related Person’s interest arises solely from the ownership of our common stock and all common shareholders received the same benefit on a pro rata basis.

The Audit Committee Chair has the authority to pre-approve any Interested Transaction with a Related Person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an Interested Transaction, the Audit Committee and the Chair, as applicable, may take into account such factors as they deem appropriate, which may include whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

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STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of April 8, 2026, except to the extent indicated otherwise in the footnotes, by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock based upon filings with the SEC;

•	each of our named executive officers, directors and director nominees; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table below is based upon 52,825,361 shares of common stock outstanding as of April 8, 2026.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options or settlement of vested director RSUs and securities held by the respective person or group which may be exercised or converted within 60 days after April 8, 2026. Such shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated below, the address for each listed director, officer and shareholder is c/o Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name and Address of Beneficial Owner	Number of Shares	Percentage
Beneficial holders of more than 5% of our outstanding common stock:

Durable Capital Partners LP(1)	4,303,241	8.15%

Goldman Sachs Asset Management, L.P.(2)	2,982,913	5.65%

Brown Advisory Incorporated(3)	2,923,302	5.53%

Kayne Anderson Rudnick Investment Management, LLC(4)	2,745,795	5.20%

Directors and executive officers:

Mary Lou Burke Afonso(5)	66,248	*

Lawrence M. Alleva(6)	11,240	*

Julie Atkinson(7)	9,282	*

Joshua Bekenstein(8)	10,682	*

Mandy Berman(9)	22,676	*

Elizabeth J. Boland(10)	93,653	*

Jordan Hitch(11)	10,682	*

Stephen H. Kramer(12)	147,255	*

David H. Lissy(13)	245,171	*

Rosamund Marshall(14)	64,506	*

Laurel J. Richie(15)	6,673	*

Jennifer Schulz(16)	1,518	*

Mary Ann Tocio(17)	18,233	*

All Directors, Nominees and Executive Officers as a Group (14 persons)(18)	754,354	1.42%

(*)	Indicates less than 1%.
(1)

The information regarding Durable Capital Partners LP (“Durable”) is based solely on information included in Amendment No. 2 to Schedule 13G/A filed by Durable with the SEC on November 14, 2024, which we have relied upon for purposes of calculating the percentage of beneficial ownership in the above table. Durable reported that as of September 30, 2024 it had sole voting power with respect to 4,303,241 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 4,303,241 shares of common stock, and shared dispositive power with respect to 0 shares of common stock. We note that a Schedule 13F filed by Durable with the SEC on February 17, 2026 reported that as of December 31, 2025 Durable held 0 shares of common stock. The principal business address of Durable is 4747 Bethesda Avenue, Suite 1002, Bethesda, MD 20814.

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(2)

The information regarding Goldman Sachs Asset Management, L.P. (“Goldman”) is based solely on information included in the Schedule 13G filed by Goldman with the SEC on February 12, 2026, which we have relied upon for purposes of calculating the percentage of beneficial ownership in the above table. Goldman reported that as of December 31, 2025 it had sole voting power with respect to 0 shares of common stock, shared voting power with respect to 2,731,420 shares of common stock, sole dispositive power with respect to 0 shares of common stock, and shared dispositive power with respect to 2,982,913 shares of common stock. The principal business address of Goldman is 200 West Street, New York, NY 10282.

(3)

The information regarding the Brown Advisory Entities (as defined below) is based solely on information included in Amendment No. 1 to Schedule 13G filed with the SEC on behalf of the Brown Advisory Entities on February 9, 2024, which we have relied upon for purposes of calculating the percentage of beneficial ownership in the above table. Such Amendment No. 1 to Scheduled 13G reported that, as of December 31, 2023, Brown Advisory Incorporated (“BAI”) had sole voting power with respect to 2,473,719 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 0 shares of common stock, and shared dispositive power with respect to 2,923,302 shares of common stock; Brown Investment Advisory & Trust Company (“BIATC”) had sole voting power with respect to 42,517 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 0 shares of common stock, and shared dispositive power with respect to 45,512 shares of common stock; and Brown Advisory LLC (“BALLC” and collectively with BAI and BIATC, the “Brown Advisory Entities”) reported that it had sole voting power with respect to 2,431,202 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 0 shares of common stock, and shared dispositive power with respect to 2,877,790 shares of common stock. BIATC and BALLC are subsidiaries of BAI and BAI is a parent holding company. We note that a Schedule 13F filed by the Brown Advisory Entities with the SEC on February 13, 2026 reported that as of December 31, 2025 the Brown Advisory Entities had sole voting power with respect to 1,003,694 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 0 shares of common stock, and shared dispositive power with respect to 1,003,694 shares of common stock. The principal business address of the Brown Advisory Entities is 901 South Bond Street, Suite #400, Baltimore, MD 21231.

(4)

The information regarding Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) is based solely on information included in the Schedule 13G/A filed by Kayne with the SEC on February 13, 2026, which we have relied upon for purposes of calculating the percentage of beneficial ownership in the above table. Kayne reported that as of December 31, 2025 it had sole voting power with respect to 2,276,166 shares of common stock, shared voting power with respect to 452,027 shares of common stock, sole dispositive power with respect to 2,293,768 shares of common stock, and shared dispositive power with respect to 452,027 shares of common stock. The principal business address of Kayne is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.

(5)

Includes 3,000 shares of common stock held by Ms. Burke Afonso’s immediate and other family members, 45,641 shares of common stock that can be acquired upon the exercise of outstanding stock options. Does not include 4,756 shares underlying time-based restricted stock units (“RSUs”) that are subject to vesting on March 4, 2027, 4,224 shares underlying RSUs that are subject to vesting on March 5, 2028 and 7,260 shares underlying RSUs that are subject to vesting on March 4, 2029. Does not include 2,378 shares underlying performance-based RSUs (“PRSUs”) that are subject to vesting on March 4, 2027, 2,112 shares underlying PRSUs that are subject to vesting on March 5, 2028, and 7,260 shares underlying PRSUs that are subject to vesting on Mach 4, 2029, to the extent that the performance measures are achieved, as applicable.

(6)	Includes 4,935 shares that can be acquired upon the settlement of vested Director RSUs.
(7)	Includes 4,935 shares that can be acquired upon the settlement of vested Director RSUs.
(8)	Includes 4,935 shares that can be acquired upon the settlement of vested Director RSUs.
(9)

Includes 13,301 shares of common stock that can be acquired upon the exercise of outstanding stock options. Does not include 4,756 shares underlying RSUs that are subject to vesting on March 4, 2027, 6,600 shares underlying RSUs that are subject to vesting on March 4, 2028, 4,224 shares underlying RSUs that are subject to vesting on March 5, 2028, and 7,260 shares underlying RSUs that are subject to vesting on March 4, 2029. Does not include 2,378 shares underlying PRSUs that are subject to vesting on March 4, 2027, 2,112 shares underlying PRSUs that are subject to vesting on March 5, 2028, and 7,260 shares underlying PRSUs that are subject to vesting on March 4, 2029 to the extent that the performance measures are achieved, as applicable.

(10)

Includes 22,329 shares of common stock that can be acquired upon the exercise of outstanding stock options. Does not include 4,756 shares underlying RSUs that are subject to vesting on March 4, 2027, 4,224 shares underlying RSUs that are subject to vesting on March 5, 2028, and 9,900 shares underlying RSUs that are subject to vesting on March 4, 2029. Does not include 2,378 shares underlying PRSUs that are subject to vesting on March 4, 2027, 2,112 shares underlying PRSUs that are subject to vesting on March 5, 2028, and 9,900 shares underlying PRSUs that are subject to vesting on March 4, 2029 to the extent that the performance measures are achieved, as applicable.

(11)	Includes 4,935 shares that can be acquired upon the settlement of vested Director RSUs.
(12)

Includes 61,326 shares of common stock that can be acquired upon the exercise of outstanding stock options. Does not include 15,132 shares underlying RSUs that are subject to vesting on March 4, 2027, 13,440 shares underlying RSUs that are subject to vesting on March 5, 2028, and 32,999 shares underlying RSUs that are subject to vesting on March 4, 2029. Does not include 7,566 shares underlying PRSUs that are subject to vesting on March 4, 2027, 6,720 shares underlying PRSUs that are subject to vesting on March 5, 2028, and 32,999 shares underlying PRSUs that are subject to vesting on March 4, 2029, to the extent that the performance measures are achieved, as applicable.

(13)

Includes 6,914 shares of common stock that can be acquired upon settlement of Director RSUs, 122,948 shares of common stock held by Irrevocable Trusts for Mr. Lissy’s immediate family members, 57,874 shares of common stock held by the David H. Lissy 2013 Trust, 21,987 shares of common stock held by the David Lissy 2024 BFAM GRAT Trust and 19,547 shares of common stock held by the Lissy Family Foundation of which Mr. Lissy may be deemed a beneficial owner.

(14)

Includes 50,170 shares of common stock that can be acquired upon the exercise of outstanding stock options. Does not include 3,243 shares underlying RSUs that are subject to vesting on March 4, 2027, 2,880 shares underlying RSUs that are subject to vesting on March 5, 2028, and 4,950 shares underlying RSUs that are subject to vesting on March 4, 2029. Does not include 1,621 shares underlying PRSUs that are subject to vesting on March 4, 2027, 1,440 shares underlying PRSUs that are subject to vesting on March 5, 2028, and 4,950 shares underlying PRSUs that are subject to vesting on March 4, 2029, to the extent that the performance measures are achieved, as applicable.

(15)	Includes 4,935 shares that can be acquired upon the settlement of vested Director RSUs.
(16)	Includes 1,518 shares that can be acquired upon the settlement of vested Director RSUs.
(17)	Includes 4,935 shares that can be acquired upon the settlement of vested Director RSUs.
(18)

Includes 227,038 shares of common stock that can be acquired upon the exercise of outstanding stock options and 38,042 shares of common stock that can be acquired upon settlement of vested Director RSUs. Does not include 35,237 shares underlying RSUs that are subject to vesting on March 4, 2027, 6,600 shares underlying RSUs that are subject to vesting on March 4, 2028, 31,296 shares underlying RSUs that are subject to vesting on March 5, 2028, and 67,319 shares underlying RSUs that are subject to vesting on March 4, 2029. Does not include 17,618 shares underlying PRSUs that are subject to vesting on March 4, 2027, 15,648 PRSUs that are subject to vesting on March 5, 2028, and 67,319 shares underlying PRSUs that are subject to vesting on March 4, 2029, to the extent that the performance measures are achieved, as applicable.

30	|	Bright Horizons

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of holdings and transactions in our common stock and reports of changes in beneficial ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by such dates during fiscal year 2025. To our knowledge, based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers filed on a timely basis all reports under Section 16(a), with the exception of one Form 4 filing for Jason Janoff, Chief Accounting Officer, with respect to the number of shares withheld to satisfy tax obligations arising upon the vesting of restricted stock units on February 25, 2025, which inadvertently resulted in under-reporting the number of shares owned and was subsequently corrected in an amended Form 4 filed on March 7, 2025.

2026 Proxy Statement	|	31

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes our compensation philosophy, principles and practices with respect to the compensation of the executive officers listed below (referred to as our “named executive officers” or “NEOs”) for 2025:

Stephen H. Kramer	Chief Executive Officer and President
Elizabeth J. Boland	Chief Financial Officer
Mary Lou Burke Afonso	Chief Operating Officer, North America Center Operations
Mandy Berman	Chief Operating Officer, Back-up Care and Educational Advisory Services
Rosamund Marshall	Managing Director, International

Overview of Compensation Program

Our NEOs’ compensation is determined by the Compensation Committee and is reviewed annually. Our executive compensation program is designed to attract and retain high-quality leadership and incentivize our executive officers and other key employees to achieve company performance goals and strong individual performance. Our pay-for-performance approach places a greater emphasis on long-term equity incentive grants than on other forms of compensation, reflecting our focus on long-term value creation, and serving to align the interests of our executive officers with those of our shareholders. In 2025, our long-term equity incentive program (“LTIP”) consisted of equity awards in the form of (1) performance-based restricted stock units (“PRSUs”), (2) time-based restricted stock units (“RSUs”), and (3) stock options. Equity awards under our LTIP seek to align executive compensation to performance by tying the vesting of such equity awards to pre-established Company performance metrics.

2025 Financial Performance and Key Company Highlights

We are proud of our 2025 results and the work performed by the entire Bright Horizons team. We believe deeply in our value proposition, business model, strength of our client partnerships and high-quality care and education we are delivering to the children, families and learners we serve. We believe that we are well positioned to capitalize on the growth opportunities ahead.

2025 Financial Performance and Key Operational and Strategic Achievements: For 2025, the Company achieved positive financial results:

During 2025, the Company successfully executed a number of operational and strategic actions to strengthen our client partnerships, enhance our value proposition and continue to deliver high-quality services. We believe that our NEOs were instrumental in helping us achieve these results and manage through continued changing market conditions. Key highlights are as follows:

•	New Business Growth as of December 31, 2025:

•	Operated 1,010 early education and child care centers with the capacity to serve approximately 115,000 children in the United States, the United Kingdom, the Netherlands, Australia and India.

•	Proudly served more than 1,450 client relationships with employers across a diverse array of industries, including more than 220 Fortune 500 companies.

•

Generated strong revenue growth of 9% over the prior year, with solid performance in each of our operating segments, with Full Service Center-Based Child Care contributing revenue of approximately $2.1 billion, Back-Up Care Services growing revenue to $728 million and our Educational Advisory Services generating revenue of approximately $125 million.

32	|	Bright Horizons

•

Total Shareholder Return (“TSR”): Despite year over year revenue growth since 2020, the Company’s stock price has experienced volatility generally over the past five years. The Company remains broadly in line with both the Russell 3000 Total Return Index and Russell Midcap Growth Index on a three-year basis as outlined below:

	1-Year	3-Year	5-Year
Bright Horizons Family Solutions	(8.54)%	17.12%	(10.14)%
Russell 3000 Total Return Index	17.15%	22.25%	13.15%
Russell Midcap Growth Index	8.66%	18.64%	6.65%

*Source: Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2026; Factset; as of December 31, 2025.

•

Investments in Employees: Our business is about people serving people, and our success depends on attracting, developing and retaining talented and highly qualified employees. We are regularly investing in resources and creating programs to build culture, to provide fair and competitive pay, to offer benefits to support our employees’ well-being, to create environments that attract, retain and engage our talent, and to foster personal growth and career development opportunities.

•

Award Winning Culture and Recognition as an Employer of Choice: We are honored and proud to have a long track record of being named an employer of choice. The following awards represent a recognition of the strong culture we have built at Bright Horizons and the programs and benefits we offer to our employees:

✓ 2025 “Best Places to Work” by the Boston Business Journal	✓ 2025 “Best Workplaces” in the United Kingdom by the Great Place to Work Institute

✓ 2025 America’s Greatest Workplaces for Inclusion & Diversity by Newsweek	✓ 2025 “Best Workplaces for Women” by the Great Place to Work Institute in the United Kingdom

✓ 2025 “Best Workplaces for Women” in the Netherlands by the Great Place to Work Institute	✓ 2025 “Best Workplaces for Wellbeing” by the Great Place to Work Institute in the United Kingdom

For additional information on the Company’s 2025 performance, please see our 2025 Annual Report.

2025 Compensation Highlights

During 2025, the Compensation Committee reviewed the Company’s overall executive compensation program and elected to maintain an executive compensation program that was broadly aligned with the prior year. In 2025, the Compensation Committee:

•	Maintained overall salary levels for all NEOs, reflecting a modest 4% salary adjustment consistent with prior years.

•	Maintained the target annual bonus opportunity for all NEOs consistent with 2024 levels.

•

Retained the range of bonus payouts applicable to the 50% portion of the annual bonus award tied to corporate performance, with bonus payouts ranging from 50-100% based on achievement of a percentage of targeted growth over 2024 performance.

•	Maintained the structure of the LTIP program consistent with 2024 levels with each NEOs’ LTIP award composed of 25% stock options, 25% PRSUs and 50% RSUs by target value.

•	Maintained equity award target values consistent with 2024 levels for all NEOs.

Key Compensation Changes for 2026

During 2025, the Compensation Committee reviewed the Company’s overall compensation program and engaged an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to review its LTIP to better understand current market practice for LTIP plans and to evaluate and review trends in executive compensation to ensure alignment with the market. In keeping with the Company’s overall compensation philosophy and with input from Meridian comprising reviews of general market studies as well as proprietary market data on total compensation, the Compensation Committee approved changes to the Company’s compensation program for 2026. The following key changes are intended to continue to incentivize and retain senior leaders, better align the composition and level of compensation with market practice, further align the interests of our executive officers with those of our shareholders by putting additional compensation at-risk, and further tie compensation to performance:

2026 Proxy Statement	|	33

•	Revise the LTIP to increase the percentage of performance-based equity awards to be awarded to the Company’s executive officers and eliminated the award of stock options.

•	Each executive officer’s LTIP award will be comprised 50% (up from 25%) of PRSUs and 50% RSUs.

•

Maintain approximate target equity award values for all NEOs with the following exceptions: (1) an increase in the target total LTIP award for Mr. Kramer to $5,000,000 (from $3,500,000) and (2) an increase in the target total LTIP award for Ms. Boland to $1,500,000 (from $1,100,000), each to better align with market practice.

•	Maintain the standard 3.5% salary adjustments for certain NEOs, with total adjustments for Mses. Berman and Burke of 9% and Ms. Boland of 16%, each to reflect market insights.

•

Maintain the target annual bonus opportunity consistent with 2025 levels for all NEOs and the range of bonus payouts applicable to the 50% portion of the annual bonus award tied to corporate performance.

Compensation and Governance Best Practices

Our executive compensation program includes a number of compensation practices intended to promote good corporate governance and align the interests of management with those of our shareholders:

What We Do:		What We Don’t Do:

☑	Limit incentive compensation—a 3x cap on the maximum payout of the portion of annual cash bonuses tied to Company performance.	☒	No tax gross-ups—we do not provide tax gross-ups to our executive officers.

☑	Maintain stock ownership guidelines—we have robust stock ownership guidelines for directors, our Chief Executive Officer and our other NEOs.	☒	No repricing of options—we do not allow repricing of underwater stock options unless approved by our shareholders.

☑	Set challenging performance goals—we set rigorous corporate performance targets for our annual incentive bonuses and PRSUs that we believe motivate our executives to deliver value to our shareholders.	☒	No defined benefit pension—we do not maintain a defined benefit pension plan for our executive officers.

☑	Grant performance-based equity and tie incentive compensation to achievement of financial performance metrics—maintain a pay mix weighted to performance-based compensation with both PRSUs and 50% of annual bonus tied to company performance.	☒	Restrictions on Dividends and Dividend Equivalents—our Equity Plan prohibits participants from receiving current dividends that are paid before the underlying award vests and is paid.

☑	Minimum vesting requirement—awards granted under the Equity Plan have a one-year minimum vesting requirement (subject to a 5% carve-out).	☒	Do not incentivize excessive risk taking—we annually assess our compensation program to mitigate compensation-related risks.

☑	Clawback policy—provide for mandatory recoupment of erroneously awarded incentive-based compensation received by covered current and former executive officers in the event of an accounting restatement.	☒	Limited perks—we provide only modest perquisites to our executive officers and most benefits are available to all eligible employees.

☑	Limits on non-employee director compensation—our Equity Plan contains a separate limit on the value of equity awards and cash fees that may be awarded annually to non-employee directors.	☒	Anti-hedging and anti-pledging policy—hedging and pledging transactions are strictly prohibited under our Amended and Restated Insider Trading Policy.

☑	Pre-established equity grant practices—equity awards are granted on a set schedule and we do not consider material non-public information in determining the timing and terms of equity awards.

Compensation Philosophy, Objectives, and Process

Our compensation philosophy centers on:

•	Pay-for-Performance: Compensation should be tied to the achievement of financial targets and operating and strategic goals.

•

Equity Ownership: A significant part of our compensation program is in the form of equity-based awards (both time-based and performance-based). These awards serve to align the interests of our executive officers with those of our shareholders, encourage long-term retention and incentivize long-term value creation.

34	|	Bright Horizons

•	Individual Performance: Compensation should take into account and reward individual performance and contributions to our success.

Role of the Compensation Committee and our Chief Executive Officer. The Compensation Committee oversees our executive compensation program and is responsible for approving the compensation paid to, and the agreements entered into with, our executive officers. The Compensation Committee determines the salary, annual cash bonus incentive compensation and equity compensation of our executive officers, including our NEOs. The Compensation Committee applies the same general principles to the compensation-related decisions it makes for all of our executive officers, regardless of position.

Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to compensation-related decisions for our other executive officers, including salary adjustments, target annual cash bonus awards and equity awards, and also provides an assessment of each officer’s individual performance. The Compensation Committee considers these recommendations as one factor when making decisions regarding the compensation of these executive officers; however, the Compensation Committee is ultimately responsible for approving executive officer compensation. With respect to our Chief Executive Officer, the Compensation Committee annually reviews and approves the corporate and individual goals relevant to compensation, evaluates performance in light of those goals, and determines and approves compensation based on this evaluation.

Role of Compensation Consultant and Benchmarking. The Compensation Committee periodically engages an independent compensation consultant to review the Company’s overall compensation program. Neither the Company nor the Compensation Committee used a compensation consultant or compensation benchmarking comparison data in determining the compensation to be paid to our NEOs in 2025. The Compensation Committee relied on the factors described in this “Compensation Discussion and Analysis” in making compensation decisions for our NEOs in 2025.

During 2025, the Compensation Committee reviewed the Company’s overall compensation program and engaged its independent compensation consultant, Meridian, to review its LTIP with an aim to better understand current market practice for LTIP plans and to evaluate and review trends in executive compensation to ensure alignment with the market, including review of both general market studies and proprietary market data on total compensation. The Compensation Committee reviewed such studies and comparison data on executive compensation as a factor in reviewing and setting compensation for 2026. The Compensation Committee approved changes to the Company’s compensation program for 2026, with input from Meridian, as further described in this Compensation Discussion and Analysis under Key Compensation Changes for 2026 above.

In connection with the engagement of Meridian, the Compensation Committee determined that Meridian and the individual consultants that work with the Compensation Committee are independent and do not have any economic interests in or other relationships with the Company or the Compensation Committee members that would conflict with their obligation to provide the Compensation Committee with impartial and objective advice.

The Role of Shareholder Say-on-Pay Vote. Bright Horizons has received strong support for its say-on-pay proposals over the past ten years.

The Compensation Committee reviewed the results of the Company’s 2025 Annual Meeting at which the vast majority of our shareholders approved, on an advisory basis, the compensation of our NEOs with approximately 94.2% of the votes cast voting in favor of the proposal. The Compensation Committee believes this result affirms our shareholders’ support of the Company’s approach to executive compensation. Although the vote is non-binding, the Compensation Committee considered the results of the vote in its review of our executive compensation program. Based on this level of support and its assessment of the efficacy and appropriateness of our executive compensation program, as well as shareholder feedback previously received, the Compensation Committee did not implement substantial changes to our executive compensation program based upon last year’s advisory vote, but did make certain changes to 2026 compensation, to incentivize our NEOs, promote the successful execution of the longer term growth and performance strategy, and to tie additional compensation to performance.

2026 Proxy Statement	|	35

Elements of Executive Compensation

To achieve our compensation objectives, we provide each NEO with a compensation package consisting primarily of the following fixed, incentive and at-risk elements.

Compensation Element	Compensation Objectives and Approach

Fixed: Base Salary and Benefits

•

Recognizes performance of job responsibilities.

•

Aims to attract and retain key employees.

•

Reflects experience and contributions of individual NEOs.

•

Benefits aligned to those generally available to all eligible employees.

Incentive: Annual Cash Bonus	• At-risk pay designed to motivate achievement of annual corporate performance goals. • Based on achievement of corporate and individual achievement against stated strategic goals.

At-Risk: Long-Term Equity Incentive Awards • 50% Time-Based RSUs • 25% Performance-Based RSUs • 25% Stock Options Starting in 2026: • 50% Time-Based RSUs • 50% Performance-Based RSUs

•

Places a greater emphasis on long-term incentive with three-year vesting.

•

Reflects our focus on long-term value creation and serving to align the interests of our NEOs with those of our shareholders.

•

PRSUs awarded based on performance of the Company.

As shown below, we provide our NEOs a mix of salary, short-term incentives, and long-term equity incentives that put a sizeable portion of their targeted total compensation at-risk. The below chart is based on the total compensation disclosed in the “Summary Compensation Table” elsewhere in this Proxy Statement.

CEO Annual 2025 Pay Mix

Other NEOs Annual 2025 Pay Mix

Our NEOs are also entitled to certain compensation and benefits upon a qualifying termination of employment pursuant to severance agreements, which are more fully described in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

Salary. Salaries for our NEOs provide a fixed, base level of cash compensation. It is our philosophy to maintain a conservative level of base cash compensation, with greater emphasis placed on short-term and long-term incentive compensation. Salaries are reviewed annually by the Compensation Committee. When reviewing salaries, the Compensation Committee considers factors such as each officer’s individual performance, the Company’s performance as a whole and general industry conditions, but does not assign specific weighting to any factor. Consistent with the philosophy of maintaining a conservative level of base cash compensation, we have generally provided for modest salary increases on an annual basis.

36	|	Bright Horizons

In 2025, the Compensation Committee approved an increase of 4% in base salaries for our NEOs, which was in line with the U.S. Home Team targeted salary increase of 3% to 4% approved by management. The table below summarizes the salary changes for our NEOs for 2025 as approved by the Compensation Committee:

Named Executive Officer	2025 Salary	2024 Salary	(%) Change
Stephen H. Kramer	$699,660	$672,750	4.0%
Elizabeth J. Boland	$430,560	$414,000	4.0%
Mary Lou Burke Afonso	$430,560	$414,000	4.0%
Mandy Berman	$430,560	$414,000	4.0%
Rosamund Marshall	£344,450	£331,200	4.0%

   Annual Cash Bonus. Our annual cash bonus program under our Annual Incentive Plan was established to promote and reward the achievement of key strategic and business goals as well as individual performance and is designed to motivate our executive officers to meet or exceed annual performance goals and ensure that a portion of each NEOs’ annual compensation is at-risk and dependent on overall company performance.

   For 2025, 50% of the cash bonus awards granted were based on the achievement of pre-established corporate performance goals and 50% were based on a qualitative assessment of individual performance goals.

Individual Performance Assessment (50%)
Adj. EBITDA (25%)
Adj. EPS (25%)
Corporate Performance Goals (50%)

Under the annual cash bonus program, each NEO receives a target award opportunity expressed as a percentage of salary. Each executive’s target award opportunity is established by the Compensation Committee based on the individual’s scope of responsibilities and his or her potential contributions to the achievement of the Company’s strategic goals. The Compensation Committee determined not to change target award opportunities from 2024 to 2025. The table below summarizes the target award bonus opportunity for our NEOs for 2025 as approved by the Compensation Committee:

Named Executive Officer	2025 Target Bonus Opportunity (% of Salary)	2024 Target Bonus Opportunity (% of Salary)
Stephen H. Kramer	145%	145%
Elizabeth J. Boland	100%	100%
Mary Lou Burke Afonso	100%	100%
Mandy Berman	100%	100%
Rosamund Marshall	75%	75%

The Compensation Committee determined the payout of the 2025 annual cash bonus awards would be as follows:

Individual Performance (Weighted 50%) Comprised of individual goals as qualitatively assessed by the Compensation Committee			Corporate Performance (Weighted 50%) Composed of equally weighted performance: Adjusted EBITDA(1) (25%) and Adjusted EPS(1) (25%)

Salary	X	Target Opportunity (% of Salary)	X	Performance Achievement: 50% Based on Individual 50% Based on Corporate(2)	=	Bonus Payout

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and diluted adjusted earnings per common share (“Adjusted EPS”) are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), which are commonly referred to as “non-GAAP measures.” Please refer to footnote (1) on page 39 for more information regarding these non-GAAP financial measures.

(2)	Subject to a 3x maximum achievement.

2026 Proxy Statement	|	37

Individual Performance. For the 50% portion of the cash bonus award based on a qualitative assessment of individual performance, the goals applicable to all of our NEOs are communicated at the beginning of the fiscal year and, for 2025, generally encompassed:

• Leadership skills and strategic vision	• Board and Board committee relations
• Strategic planning and execution	• External relations, including awards and recognition
• Culture and brand building	• Innovation and change management
• Integration of acquisitions	• Succession planning and employee development
• Employee, parent and client satisfaction	• Execution of human capital management initiatives
• Demonstrated ethics and values in line with those of our Company	• Other strategic and tactical decisions employed during the year to execute on the Company’s strategic plan and achieve financial performance targets for 2025
• Capital markets, efficient capital deployment and shareholder relations

2025 Individual Performance Assessment. During the first quarter of 2026, the Compensation Committee evaluated the individual performance of our NEOs for 2025 and considered the various individual and business factors outlined above, each person’s strategic and operational decisions and their contributions to our achievement of the corporate performance goals, and their other efforts to strengthen the Company’s performance.

The Compensation Committee determined that each NEO earned 100% of the 50% portion of the 2025 annual cash bonus award based on individual performance.

Corporate Performance. The corporate performance goals are designed to be challenging targets that we believe motivate and incentivize our executive officers to deliver value to our shareholders. For the 50% portion of the cash bonus awards based on the achievement of pre-established corporate performance goals, Adjusted EBITDA and Adjusted EPS were selected as the corporate performance metrics for 2025. The Compensation Committee selected Adjusted EBITDA as it reflects the Company’s cash flow generation on a consistent basis and is a strong overall indicator of the Company’s operational performance. Adjusted EPS was selected as a corporate performance metric as it reflects the Company’s overall operating and financial achievements adjusted for the impact of certain non-cash charges and non-recurring transactions.

At the beginning of 2025, the Compensation Committee established target Adjusted EBITDA and Adjusted EPS corporate performance goals. The Compensation Committee determined to equally weight these goals for the corporate performance portion of the bonus award such that 50% was based on meeting an Adjusted EBITDA target and 50% was based on meeting an Adjusted EPS target.

The Compensation Committee established a bonus payout range applicable to the corporate performance portion of the bonus award. Each target corporate performance level represents a growth target of Adjusted EBITDA and a growth target of Adjusted EPS over 2024 performance (each, a “Target”). The Targets were designed to establish a rigorous performance metric that also considered the continuing operating environment. NEOs were eligible to receive bonus payouts ranging from 50-100% if the Company achieved Adjusted EBITDA and Adjusted EPS of between 25%-100% of the applicable growth Targets as follows:

•	Achievement below 25% of respective Targets represents a 0% payout.

•	Achievement at 25% of respective Targets represents a 50% bonus payout.

•	Achievement between 25%-100% of respective Targets represents a bonus payout on a sliding scale between 50%-100%.

•	Achievement at respective Targets equals a 100% bonus payout.

•

Outperformance of respective Targets represents a bonus payout on a sliding scale with the maximum amount to be paid capped at three times (300%) the portion of the annual cash bonus based on corporate performance.

38	|	Bright Horizons

2025 Corporate Performance Achievement. As reflected in the table below, Adjusted EBITDA and Adjusted EPS exceeded both the Adjusted EBITDA Target and Adjusted EPS Target.

Adjusted EBITDA(1) Performance		Adjusted EPS(1) Performance
Target	Reported 2025 Adjusted EBITDA	Target	Reported 2025 Adjusted EPS
$477M	$487.44M	$4.28	$4.55

Achievement between 25%-100% of Target = Payout on a sliding scale beginning at 50% of bonus.

(1)  Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with GAAP, which are commonly referred to as “non-GAAP measures.” For 2025, Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation and amortization) adjusted to exclude the impact of stock-based compensation expense and non-recurring costs, such as impairment and net lease termination costs, debt refinance costs, and at times, other non-recurring costs, such as transaction costs. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with GAAP, adjusted to exclude the impact of stock-based compensation expense, amortization, and non-recurring costs, such as impairment and net lease termination costs, debt refinance costs, interest incurred related to a pre-acquisition obligation, and the income tax provision (benefit) thereon and, at times, other non-recurring costs, such as transaction costs, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition—Non-GAAP Financial Measures and Reconci liation” in our 2025 Annual Report for additional information on Adjusted EBITDA and Adjusted EPS (or diluted adjusted earnings per common share) and a reconciliation of these non-GAAP financial measures to their respective measures determined under GAAP.

The Compensation Committee determined the weighted average performance achievement resulted in each NEO earning 116% of the 50% portion of the 2025 annual cash bonus award based on corporate performance.

2025 Annual Cash Bonus Payout. During the first quarter of 2026, the Compensation Committee assessed (1) the achievement of individual performance goals for each NEO, including the strategic and operational decisions made to achieve the Company’s financial performance targets and (2) the overall corporate performance achievement.

The Compensation Committee has discretion to include, exclude or adjust for certain non-recurring or isolated charges, or to adjust the amount that each NEO earns with respect to his or her annual cash bonus based on other factors it deems appropriate. In 2025, the Compensation Committee did not exercise such discretion.

Based on individual performance and corporate performance levels as described above, the Compensation Committee determined that our NEOs would receive the following total cash bonuses for 2025 under our annual cash bonus plan:

Named Executive Officer	Target Bonus Opportunity as % of Salary	Individual Performance (50%)	Corporate Performance (50%)			Weighted Average Total Bonus Earned	Actual Bonus Paid as % of Salary
			Adjusted EBITDA (25%)	Adjusted EPS (25%)	Weighted Average Achievement
Stephen H. Kramer	145%	100%	110.3%	122.2%	116.0%	108.0%	156.6%
Elizabeth J. Boland	100%	100%	110.3%	122.2%	116.0%	108.0%	108%
Mary Lou Burke Afonso	100%	100%	110.3%	122.2%	116.0%	108.0%	108%
Mandy Berman	100%	100%	110.3%	122.2%	116.0%	108.0%	108%
Rosamund Marshall	75%	100%	110.3%	122.2%	116.0%	108.0%	81%

Equity Awards. The largest single component of our executive compensation program consists of annual equity-based awards. Under the Company’s LTIP, our executive officers and other key employees are awarded annual long-term equity incentive awards, including stock options, RSUs, and PRSUs. Each NEOs’ LTIP award for 2025 was composed of 25% stock options, 25% PRSUs and 50% RSUs by target value. The 2025 LTIP awards were granted in February 2025.

2026 Proxy Statement	|	39

The Compensation Committee believes the LTIP equity awards serve to align the interests of our executive officers with those of our shareholders, encourage retention, promote the successful execution of a longer term growth and performance strategy, and tie additional compensation to performance. We believe the following terms of our LTIP awards align the interests of our executive officers with those of our shareholders:

☑	Performance-Based RSUs

•

25% of the LTIP award is performance-based with a three-year cliff-vesting upon the achievement of the three-year average of annual Adjusted EBITDA growth goals, with such shares being subject to forfeiture in the event the recipient leaves the Company before the vesting date.

☑	3-Year Vesting for RSUs	• 50% of the LTIP award is RSUs with three-year cliff-vesting, with such shares being subject to forfeiture in the event the recipient leaves the Company before the vesting date.
☑	3-Year Vesting for Stock Options

•

25% of the LTIP award is stock options vesting in three equal installments on the first, second and third anniversary of grant date, with such unvested options being subject to forfeiture in the event the recipient leaves the Company before the applicable vesting date.

•

We consider stock options to be performance-based because no value is created unless (1) the value of our common stock appreciates after grant and (2) the same value is created for our shareholders.

Starting in 2026, the Company will grant LTIP awards composed of 50% PRSUs and 50% RSUs by target value to increase the percentage of long-term equity incentive awards tied to performance-based metrics.

Vesting of Awards. Under the LTIP, RSUs vest in full on the third anniversary of the grant date (subject to continued service with the Company through the vesting date). Stock options vest over three years in three equal installments on the first, second and third anniversaries of the grant date (subject to continued service with the Company through each applicable vesting date). PRSUs vest on the third anniversary of the grant date based on the three-year average of the achievement of annual Adjusted EBITDA growth goals (subject to continued service with the Company through the vesting date). The Compensation Committee applies three-year vesting periods to all LTIP awards to encourage retention and long-term focus on the Company’s overall performance.

The performance objectives and the level of achievement for the 2025 PRSUs were set as follows:

Performance Measure	% of PRSUs Vesting upon Achievement
Annual Adjusted EBITDA Growth	Less than Threshold	Threshold Payout	Target Payout	Maximum Payout
	0%	50%	100%	200%

Annual Adjusted EBITDA growth is measured annually over the three-year performance period with vesting determined at the end of the performance period based on the average of the annual growth achievement for the performance period.

Target Incentive Compensation Value. In the first quarter of 2025, the Compensation Committee granted equity awards under the LTIP with aggregate target incentive compensation values equal to a fixed dollar value as set forth below. The Compensation Committee determined to maintain the same LTIP target values for 2025 as 2024.

Named Executive Officer	2025 Target Value of Equity Awards	2024 Target Value of Equity Awards
Stephen H. Kramer	$3,500,000	$3,500,000
Elizabeth J. Boland	$1,100,000	$1,100,000
Mary Lou Burke Afonso	$1,100,000	$1,100,000
Mandy Berman	$1,100,000	$1,100,000
Rosamund Marshall	$750,000	$750,000

Determination of Share Amounts. Under the LTIP, executives are awarded a fixed target dollar value and each NEOs’ LTIP award is composed of 25% stock options, 25% PRSUs and 50% RSUs by target value. The number of shares of our common stock subject to each stock option award is determined based on the target value divided by the Black-Scholes value of an option on the date of grant. The number of shares of RSUs and PRSUs is determined based on the target value divided by the fair market value of a share of common stock on the date of grant.

40	|	Bright Horizons

For 2025, the Compensation Committee granted the following awards under the LTIP to our NEOs:

Named Executive Officer	RSU Target Value	# of RSUs Granted	PRSU Target Value	Target # of PRSUs Granted	Stock Option Target Value	# of Stock Options Granted
Stephen H. Kramer	$1,750,000	13,440	$875,000	6,720	$875,000	14,863
Elizabeth J. Boland	$550,000	4,224	$275,000	2,112	$275,000	4,671
Mary Lou Burke Afonso	$550,000	4,224	$275,000	2,112	$275,000	4,671
Mandy Berman	$550,000	4,224	$275,000	2,112	$275,000	4,671
Rosamund Marshall	$375,000	2,880	$187,500	1,440	$187,500	3,185
The grant date value of equity awards granted to our NEOs in 2025 is included in the “Grants of Plan-Based Awards” table and accompanying footnotes below.
Benefits and Perquisites.
We provide modest benefits and perquisites to our NEOs. Most of these benefits, such as matching contributions under our nonqualified deferred compensation plan (“NQDC Plan”) and the Bright Horizons 401(k) Plan (“401(k) Plan”) and basic health and wellness benefit coverage, are available to all eligible employees.
401(k) Plan Match
. Under our 401(k) Plan, U.S. employees’ elective deferrals are immediately vested and non-forfeitable.
Each plan year, we may, but are not required to, make discretionary matching contributions and other employer contributions on behalf of eligible employees. For 2025, we matched 25% of each participant’s contributions on the initial 8% of the participant’s compensation, provided that the participant had at least sixty (60) days of service. Employer matching contributions and other employer contributions begin to vest 25% per year of service and fully vest after four years of service. For our executive officers who participate in our 401(k) Plan and have more than four years of service, all matching contributions are fully vested at the date of match.
Nonqualified Deferred Compensation Plan Match.
In 2025, matching contributions under our NQDC Plan were provided to Mr. Kramer and Mses. Berman and Burke Afonso in connection with their election to participate in this plan. Our NQDC Plan for our U.S. executive officers and other highly compensated employees allows participants to defer up to 50% of salary and up to 100% of paid bonus compensation, and to receive earnings on deferred amounts. We provide for discretionary matching contributions under this plan, which for 2025 was 25% of a participant’s elective deferral, up to $2,500 per year. Participants are fully vested in their elective deferrals, and Company matching contributions vest on the same schedule as under the 401(k) Plan, as described above.
U.K. Based Benefits.
In 2025, we provided modest supplemental benefits and programs to Ms. Marshall, which are available to executive level managers in the U.K., by virtue of her residence and employment in the U.K. The compensation associated with these supplemental benefits reflect a car allowance, private medical insurance, permanent health insurance (disability) and a cash payment in lieu of group pension contributions as a result of reaching the life-time allowance under the program, and are included in the “Summary Compensation Table.”
Change of Control / Severance Agreements.
All our NEOs have severance agreements or similar arrangements with the Company, which include severance, change of control, and restrictive covenant provisions. We believe that change of control arrangements provide our executives with security that will likely reduce any reluctance they may have to pursue a change of control transaction that could be in the best interests of our shareholders. We also believe that reasonable severance and change of control benefits are necessary to attract and retain high-quality executive officers. For more information on the severance arrangements with our NEOs, please see the description in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.
Other Compensation Policies and Practices
Policy and Procedures Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information.
Bright Horizons grants annual long-term incentive awards, including stock options, RSUs and PRSUs, to certain key employees, including our NEOs. Bright Horizons grants RSUs to certain other employees throughout the year, although we retain the discretion to grant other types of awards to these employees. We grant equity awards in the ordinary course of business in connection with our annual compensation program, hiring new employees, and in recognition of the retention or promotion of employees from time to time. For long-term incentive awards (which includes stock options) to certain key employees, including our NEOs, those awards are granted no sooner than two business days after the filing of our Annual Report on Form
10-K
or Quarterly Report on
10-Q,
as applicable. For equity awards granted to certain other employees, we target granting those awards at the end of first week of the second month after quarter ends and no sooner than two days after our earnings release for awards granted in Q2, Q3, and Q4. For awards granted in Q1, we target granting awards approximately one week after we release our earnings. We retain the right to grant non-routine,
off-cycle
equity awards when there is a compelling business reason such as a new hire, promotions or identified incentive need.

2026 Proxy Statement	|	41

We do not backdate or retroactively grant equity awards. Given that we have a fixed practice regarding the timing of awards and a predetermined schedule, when granting equity awards, we do not consider material non-public
information in determining the timing and terms of equity awards and do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions. In addition, the disclosure of material non-public
information is not timed to affect the value of equity awards. During the period covered by this report, we have not granted stock options (or option-like instruments) to our NEOs within four business days preceding, or one business day after, the filing of any report on Forms
10-K,
10-Q,
or
8-K
that disclosed material nonpublic information and that would trigger tabular disclosure under Item 402(x)(2) of Regulation
S-K.
Clawback Policy.
The Board has adopted the Bright Horizons Family Solutions Inc. Compensation Clawback Policy, as amended and restated, that adheres to the listing standards of the NYSE and the rules of the SEC with respect to the mandatory recovery of executive incentive-based compensation. In the event the Company is required to make an accounting restatement, the policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the coverage period to the extent that compensation was based on the attainment of a financial reporting measure. Under the policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received had it been calculated based on the restated amounts. A copy of our Compensation Clawback Policy is filed with the SEC as an exhibit to our most recent Annual Report.
Insider Trading Policy and Procedures.
We have adopted an Amended and Restated Insider Trading Policy regarding securities transactions (the “Insider Trading Policy”) that applies to the directors, officers, employees, consultants, and contractors of the Company and its subsidiaries. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations with respect to the purchase, sale and/or other dispositions of our securities, as well as the applicable NYSE Rules. A copy of our Insider Trading Policy is filed with the SEC as an exhibit to our most recent Annual Report.
Anti-Hedging Policy and Anti-Pledging.
The Company’s Insider Trading Policy prohibits directors, officers, employees, consultants, and contractors of the Company and its subsidiaries from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Similarly, directors, officers and employees (including family members and controlled entities) are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
No
“Gross-ups.”
The Company does not provide tax
“gross-ups”
for compensation, perquisites or other benefits provided to our executive officers.
No Repricing of Stock Options.
The Company cannot reprice underwater stock options without shareholder approval.
Cap / Limit on Incentive Bonus.
The Compensation Committee has implemented a three times (3x) cap on the maximum amount that could be paid to an executive officer under the portion of our annual cash bonus tied to corporate performance. The Compensation Committee believes such a limit will ensure that our annual cash bonus program rewards positive Company performance without creating an incentive to engage in undue risk or providing a windfall to an executive.
Stock Ownership Guidelines.
The Company has stock ownership guidelines that apply to our Chief Executive Officer, executive officers and non-employee
directors to further align the interests of our executive officers and directors with the interests of the Company’s shareholders. Under our guidelines, our Chief Executive Officer is expected to own shares of Company stock with a market value of at least five times (5x) his or her annual salary, each other executive officer is expected to own shares of Company stock with a market value of at least three times (3x) his or her annual salary, and each non-employee
director is expected to own shares of Company stock with a market value of at least five times (5x) the annual cash retainer paid to non-employee
directors for service on the Board.
Non-employee
directors, executive officers and our Chief Executive Officer have five years from the date they become subject to the guidelines to meet the target. The Compensation Committee reviews compliance with these guidelines annually.

42	|	Bright Horizons

As of December 31, 2025, our Chief Executive Officer and each of our other NEOs had met or exceeded this stock ownership requirement and all of our non-employee directors had met or exceeded this stock ownership requirement, with the exception of Ms. Schulz who was appointed in September 2024 and has five (5) years from the date of appointment to meet this requirement.

Tax Considerations (Section 162(m))

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”) generally limits deductibility of compensation that a publicly traded company pays to certain “covered employees,” up to $1 million per year. Covered employees for this purpose include the Company’s Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee believes in the importance of retaining flexibility to approve compensation arrangements that promote the objectives of the Company’s compensation program, even if such arrangements may not qualify for full or partial tax deductibility. While the Compensation Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Compensation Committee reserves discretion to award compensation that is not fully deductible under Section 162(m) if the Compensation Committee believes that such compensation will best attract, retain, and reward executives, contribute to our business objectives and achievement of our strategic goals and in furtherance of our compensation principles described above.

Risk Assessment of Overall 2025 Compensation Program

The Compensation Committee has reviewed with management the design and operation of our compensation program for all employees, including our executive officers, for the purpose of determining whether such program might encourage unnecessary or excessive risk-taking. In the case of all employees, salaries are fixed in amount and thus do not encourage risk taking. For eligible employees, including our executive officers and other members of senior management, our equity awards are long-term awards that help align the interests of our employees with those of our shareholders. These awards are made on an annual basis and subject to three-year vesting schedules. The ultimate value of these awards is tied to the Company’s long-term corporate and stock price performance and, based on this long-term focus, we believe these awards should not encourage unnecessary or excessive risk-taking. Our annual cash bonus plan was established to promote and reward the achievement of key annual corporate performance goals as well as individual performance. Each executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s salary. While 50% of the annual cash incentive bonus is based on achievement of annual corporate performance goals, and such goals are, by definition, short-term in nature, the Company’s annual incentive program represents only a portion of the total compensation opportunity. Additionally, the maximum amount that can be paid to an executive officer based on the Company’s overachievement of performance metrics is capped at three times (3x) the portion of the target bonus based on Company performance. In light of the above, the Compensation Committee, after discussion with management, believes that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Bright Horizons specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

Submitted by the Compensation Committee,

Jordan Hitch, Chair

Joshua Bekenstein

Jennifer Schulz

2026 Proxy Statement	|	43

Summary Compensation Table

The following table sets forth information about compensation earned by, awarded, or paid to our NEOs for the fiscal years specified below as required to be reported under SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen H. Kramer	2025	699,660	507,254	2,625,034	875,133	588,414	8,243	5,303,738
Chief Executive Officer and President	2024	672,750	487,744	2,625,024	874,988	487,744	6,013	5,154,263
	2023	650,000	471,250	2,624,987	874,997	299,715	6,865	4,927,814

Elizabeth J. Boland	2025	430,560	215,280	825,011	275,028	249,725	6,777	2,002,381
Chief Financial Officer	2024	414,000	207,000	825,047	274,977	207,000	4,409	1,932,433
	2023	400,000	200,000	824,978	274,995	127,200	5,440	1,832,613

Mary Lou Burke Afonso	2025	430,560	215,280	825,011	275,028	249,725	9,500	2,005,104
Chief Operating Officer,	2024	414,000	207,000	825,047	274,977	207,000	7,957	1,935,981
North America Center Operations	2023	400,000	200,000	824,978	274,995	127,200	6,252	1,833,425

Mandy Berman	2025	430,560	215,280	825,011	275,028	249,725	8,109	2,003,713
Chief Operating Officer, Back-up Care	2024	414,000	207,000	825,047	274,977	207,000	9,400	1,937,424
and Educational Advisory Services	2023	344,000	172,000	824,978	274,995	109,392	5,365	1,730,730

Rosamund Marshall(*)	2025	454,017	170,256	562,507	187,533	197,497	44,012	1,615,822
Managing Director, International	2024	423,240	158,715	562,522	187,494	158,715	38,979	1,529,665
	2023	397,888	149,208	562,464	187,509	94,896	38,456	1,430,421

(*)

Amounts reported for Ms. Marshall are converted from British pounds to U.S. dollars using the following average exchange rates: 1.3181 U.S. dollars per 1.00 British pound for 2025; 1.2779 U.S. dollars per 1.00 British pound for 2024; and 1.2434 U.S. dollars per 1.00 British pound for 2023.

(1)

Salary amounts are not reduced to reflect amounts contributed by the NEO to the 401(k) Plan, the NQDC Plan, or the cash payment to Ms. Marshall in lieu of contributions to the U.K. Group Pension Plan. Ms. Berman’s salary and bonus for 2023 reflect a pro-rated amount from her date of hire.

(2)

Amounts shown reflect the cash amounts paid to our NEOs under our annual cash bonus plan for each fiscal year that was earned based on individual performance, which is described in “Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

(3)

The amounts included in the “Stock Awards” column represent (1) the aggregate grant date fair value of RSUs and (2) the aggregate grant date fair value of PRSUs. The values for all “Stock Awards” have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. Pursuant to SEC rules, the amounts shown for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target level attainment, excluding the impact of estimated forfeitures. The table below shows the value of the 2025 PRSUs at the grant date assuming a maximum level of attainment as compared to the grant date fair value assuming target level of attainment as reflected in the “Summary Compensation Table.”

	2025 PRSUs
Name	($) at Target Level Attainment	($) at Maximum Level Attainment
Stephen H. Kramer	875,011	1,750,022
Elizabeth J. Boland	275,004	550,007
Mary Lou Burke Afonso	275,004	550,007
Mandy Berman	275,004	550,007
Rosamund Marshall	187,502	375,005

For a description of the assumptions used for purposes of determining the grant date fair value, please see Note 14 to our audited consolidated financial statements included in our 2025 Annual Report. For more information regarding awards granted in 2025, please see the “Grants of Plan-Based Awards” table in this Proxy Statement. See the “Compensation Discussion and Analysis” in this Proxy Statement for a discussion of the performance measures and vesting criteria applicable to the PRSUs granted in 2025.

(4)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of stock options granted in all three years, please see Note 14 to our audited consolidated financial statements included in our 2025 Annual Report. For more information regarding the stock option awards granted in 2025, please see the “Grants of Plan-Based Awards” table.

(5)

Amounts shown reflect the cash amounts paid to our NEOs under our annual cash bonus plan for each fiscal year that was earned based on Company performance, which is described in “Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

44	|	Bright Horizons

(6)

Amounts shown in the “All Other Compensation” column for 2025 include the following: matching contributions made to the 401(k) Plan on behalf of certain NEOs; matching contributions made to the NQDC Plan on behalf of Mr. Kramer and Mses. Berman and Burke Afonso and, on behalf of Ms. Marshall, pro-rated amounts of permanent health insurance (disability) which concluded in May 2025, and private medical insurance, a cash payment in lieu of contributions to the Company’s U.K. Group Pension Plan and a car allowance, each as set forth in the table below.

Name	Year	401(k) Match ($)	Cash in Lieu of Group Pension Contributions ($)	Deferred Compensation Plan Match ($)	Private Medical and Supplemental Disability Insurance ($)	Car Allowance ($)	Total ($)
Stephen H. Kramer	2025	5,743	—	2,500	—	—	8,243
Elizabeth J. Boland	2025	6,777	—	—	—	—	6,777
Mary Lou Burke Afonso	2025	7,000	—	2,500	—	—	9,500
Mandy Berman	2025	5,609	—	2,500	—	—	8,109
Rosamund Marshall(*)	2025	—	22,408	—	8,423	13,181	44,012

(*)	The amounts reported for Ms. Marshall were converted from British pounds to U.S. dollars using the average exchange rate for 2025 of 1.3181 U.S. dollars per 1.00 British pound.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2025.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Stephen H. Kramer	Annual Cash Bonus	—	—	760,880	1,014,507	2,029,014	—	—	—	—	—	—	—
	PRSUs	3/5/2025	1/31/2025	—	—	—	3,360	6,720	13,440	—	—	—	875,011
	RSUs	3/5/2025	1/31/2025	—	—	—	—	—	—	13,440	—	—	1,750,022
	Stock Options	3/5/2025	1/31/2025	—	—	—	—	—	—	—	14,863	130.21	875,133
Elizabeth J. Boland	Annual Cash Bonus	—	—	322,920	430,560	861,120	—	—	—	—	—	—	—
	PRSUs	3/5/2025	1/31/2025	—	—	—	1,056	2,112	4,224	—	—	—	275,004
	RSUs	3/5/2025	1/31/2025	—	—	—	—	—	—	4,224	—	—	550,007
	Stock Options	3/5/2025	1/31/2025	—	—	—	—	—	—	—	4,671	130.21	275,028
Mary Lou Burke Afonso	Annual Cash Bonus	—	—	322,920	430,560	861,120	—	—	—	—	—	—	—
	PRSUs	3/5/2025	1/31/2025	—	—	—	1,056	2,112	4,224	—	—	—	275,004
	RSUs	3/5/2025	1/31/2025	—	—	—	—	—	—	4,224	—	—	550,007
	Stock Options	3/5/2025	1/31/2025	—	—	—	—	—	—	—	4,671	130.21	275,028
Mandy Berman	Annual Cash Bonus	—	—	322,920	430,560	861,120	—	—	—	—	—	—	—
	PRSUs	3/5/2025	1/31/2025	—	—	—	1,056	2,112	4,224	—	—	—	275,004
	RSUs	3/5/2025	1/31/2025	—	—	—	—	—	—	4,224	—	—	550,007
	Stock Options	3/5/2025	1/31/2025	—	—	—	—	—	—	—	4,671	130.21	275,028
Rosamund Marshall(*)	Annual Cash Bonus	—	—	255,385	340,513	681,025	—	—	—	—	—	—	—
	PRSUs	3/5/2025	1/31/2025	—	—	—	720	1,440	2,880	—	—	—	187,502
	RSUs	3/5/2025	1/31/2025	—	—	—	—	—	—	2,880	—	—	375,005
	Stock Options	3/5/2025	1/31/2025	—	—	—	—	—	—	—	3,185	130.21	187,533

(*)	The amounts reported for Ms. Marshall were converted from British pounds to U.S. dollars using the average exchange rate for 2025 of 1.3181 U.S. dollars per 1.00 British pound.
(1)

These amounts represent the cash bonus opportunity under our 2025 annual cash bonus plan with respect to both Company and individual performance. The threshold amount reflects the minimum amount payable under the annual cash bonus plan based on achievement of 100% of the annual cash bonus tied to individual performance and achievement of 50% of the target annual cash bonus tied to corporate performance. The target amount reflects 100% of the annual cash bonus tied to individual performance and achievement of 100% of the target annual cash bonus tied to corporate performance. The maximum amounts represent achievement of 100% of the target annual cash bonus tied to individual performance and achievement of 300% (the maximum permitted) of the target annual cash bonus tied to corporate performance. The actual amount of the bonus earned by each NEO for 2025 is reported in the “Summary Compensation Table.” For a description of the Company and individual performance targets relating to the annual cash bonus, please refer to “Elements of Executive Compensation—Annual Cash Bonus” above.

(2)

These columns reflect the threshold, target, and maximum number of units payable under the PRSU awards granted to NEOs in 2025. See the “Compensation Discussion and Analysis” in this Proxy Statement for a discussion of the performance measures and vesting criteria

2026 Proxy Statement	|	45

applicable to the PRSUs granted in 2025. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Compensation Committee. Grant date values are determined in accordance with ASC Topic 718.

(3)

This column reflects the number of RSUs granted to NEOs in 2025. RSUs vest as to 100% on the third anniversary of the date of grant, subject to continued service with the Company through the vesting date.

(4)

These amounts reflect options to purchase shares of our common stock granted to NEOs in 2025. Stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date, and have a term of ten years.

(5)	The exercise price of each stock option is equal to the fair market value of a share of our common stock on the grant date.
(6)

Amounts shown reflect the total grant date fair value as determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our audited consolidated financial statements included in our 2025 Annual Report. These amounts do not reflect actual amounts that may be paid to or realized by our NEOs and do not contemplate forfeitures by the respective executives. Pursuant to SEC rules, the amounts shown for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target. See footnotes (3) and (4) to the “Summary Compensation Table” for additional information regarding equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2025.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2)	Option Grant Date	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested (#)(4)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(6)
Stephen H. Kramer	15,250	—	$122.44	2/25/2019	2/25/2026	22,439	2,275,315	11,219	1,137,607
	14,250	9,500	$128.81	2/25/2022	2/25/2029	15,132	1,534,385	7,566	767,192
	17,274	8,900	$77.99	2/24/2023	2/24/2033	13,440	1,362,816	6,720	681,408
	5,624	11,419	$115.65	3/4/2024	3/4/2034	—	—	—	—
	—	14,863	$130.21	3/5/2025	3/5/2035	—	—	—	—

Elizabeth J. Boland	6,510	—	$122.44	2/25/2019	2/25/2026	7,052	715,073	3,526	357,536
	2,712	678	$159.66	2/26/2021	2/26/2028	4,756	482,258	2,378	241,129
	6,264	4,176	$128.81	2/25/2022	2/25/2029	4,224	428,314	2,112	214,157
	2,714	2,798	$77.99	2/24/2023	2/24/2033	—	—	—	—
	1,767	3,589	$115.65	3/4/2024	3/4/2034	—	—	—	—
	—	4,671	$130.21	3/5/2025	3/5/2035	—	—	—	—
Mary Lou Burke Afonso	8,940	—	$122.44	2/25/2019	2/25/2026	7,052	715,073	3,526	357,536
	5,720	—	$169.87	2/24/2020	2/24/2027	4,756	482,258	2,378	241,129
	11,312	2,828	$159.66	2/26/2021	2/26/2028	4,224	428,314	2,112	214,157
	9,360	6,240	$128.81	2/25/2022	2/25/2029	—	—	—	—
	5,428	2,798	$77.99	2/24/2023	2/24/2033	—	—	—	—
	1,767	3,589	$115.65	3/4/2024	3/4/2034	—	—	—	—
	—	4,671	$130.21	3/5/2025	3/5/2035	—	—	—	—

Mandy Berman	5,428	2,798	$77.99	2/24/2023	2/24/2033	7,052	715,073	3,526	357,536
	1,767	3,589	$115.65	3/4/2024	3/4/2034	4,756	482,258	2,378	241,129
	—	4,671	$130.21	3/5/2025	3/5/2035	4,224	428,314	2,112	214,157
Rosamund Marshall	12,500	—	$169.87	2/24/2020	2/24/2027	4,808	487,531	2,404	243,766
	5,000	—	$135.98	9/10/2020	9/10/2027	3,243	328,840	1,621	164,369
	10,240	2,560	$159.66	2/26/2021	2/26/2028	2,880	292,032	1,440	146,016
	8,100	5,400	$128.81	2/25/2022	2/25/2029	—	—	—	—
	3,700	1,909	$77.99	2/24/2023	2/24/2033	—	—	—	—
	1,205	2,447	$115.65	3/4/2024	3/4/2034	—	—	—	—
	—	3,185	$130.21	3/5/2025	3/5/2035	—	—	—	—

(1)

Stock options granted before 2023 vest as to 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date. Stock options granted in and after 2023 vest in three equal installments on the first, second and third anniversary of the date of grant, subject to continued service with the Company through each applicable vesting date.

46	|	Bright Horizons

(2)	The exercise price of each stock option awarded is the closing price of our common stock on the date of grant.
(3)	Stock options granted before 2023 have a seven-year term. Stock options granted in and after 2023 have a ten-year term.
(4)	Represents awards of RSUs. RSUs vest as to 100% on the third anniversary of the date of grant, subject to continued service with the Company through the applicable vesting date.
(5)	The market value of stock awards that have not vested is determined based on the closing price of our common stock on December 31, 2025 or $101.40 per share.
(6)

Represents the number of PRSUs assuming target level of attainment. Pursuant to SEC rules, the amounts shown for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target. PRSUs vest subject to achievement of applicable performance measures as determined at the end of the three-year performance period. The amounts shown assume target performance is achieved and the market value of stock awards that have not vested is determined based on the closing price of our common stock on December 31, 2025 or $101.40 per share. The actual payout values will depend, among other things, on the Company’s actual performance through the end of the performance period and the Company’s future stock price.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options that were exercised, shares of purchased restricted stock that vested and restricted stock units that vested, each during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen H. Kramer	—	—	18,800	2,390,796	(1)
Elizabeth J. Boland	—	—	10,120	1,286,960	(1)
Mary Lou Burke Afonso	—	—	4,125	524,576	(1)
Mandy Berman	—	—	—	—
Rosamund Marshall	—	—	5,000	588,000	(2)

(1)

Represents the fair market value of the underlying shares of purchased restricted stock awards as of the vesting date multiplied by the number of shares that vested. NEOs who received purchased restricted stock awards paid 50% of the fair market value of the underlying shares on the grant date. The following NEOs paid the following purchase price at the time of grant and such amounts are not accounted for in the above table. Taking these amounts into consideration, the value realized on vesting for the purchased restricted stock awards would be as follows:

Name	Value Realized on Vesting ($)	Purchase Price Paid upon Grant ($)	Value Realized on Vesting after Purchase Price ($)
Stephen H. Kramer	2,390,796	1,210,814	1,179,982
Elizabeth J. Boland	1,286,960	651,779	635,181
Mary Lou Burke Afonso	524,576	265,671	258,905

(2)	Represents the fair market value of the underlying shares of RSUs as of the vesting date multiplied by the number of shares that vested.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the NQDC Plan as of December 31, 2025 for our NEOs who elected to participate in the plan. The NQDC Plan is a U.S. based plan and, as a U.K. employee, Ms. Marshall does not participate in the NQDC Plan.

Name	Executive Contributions ($)(1)	Company Contributions ($)(1)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2025 ($)(2)
Stephen H. Kramer	20,959	2,500	26,857	(22,240)	183,902
Elizabeth J. Boland	—	—	10,909	—	197,318
Mary Lou Burke Afonso	188,688	2,500	46,354	—	384,939
Mandy Berman	207,000	2,500	55,782	—	431,250
Rosamund Marshall	—	—	—	—	—

(1)

Contributions are reported as compensation in the applicable “Salary” and/or “Bonus” coumns in the “Summary Compensation Table” and matching contributions from the Company are included in “All Other Compensation.”

(2)

The aggregate balance for our NQDC Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were NEOs for the fiscal years in which the deferrals were made were included as compensation for such individuals in the “Summary Compensation Table” in prior proxy statements. For 2025 amounts, please see footnote (1) above. For 2024 and 2023, the total contributions for Mr. Kramer were $20,156 and $19,338, respectively, the total contributions for Ms. Burke Afonso were $13,088 and $8,955, respectively and the total contributions for Ms. Berman were $140,696 and $0, respectively.

2026 Proxy Statement	|	47

We offer the NQDC Plan to our highly compensated employees as defined by the Employee Retirement Income Security Act of 1974, as amended, including our NEOs. Participants can defer up to 50% of their salary and up to 100% of paid bonus compensation under the NQDC Plan. The Company also makes matching contributions, and this matching contribution for 2025 was 25% of a participant’s elective deferral, up to $2,500. Participants are fully vested in their elective deferrals, and Company matching contributions begin to vest 25% per year of service and fully vest after four years of service. Aggregate earnings on account balances under this plan are determined based on the performance of the underlying investments available under the NQDC Plan selected by the individual participant. Participants can elect to receive scheduled distributions of their elective deferrals during or following employment, in a lump sum at separation from service (other than retirement) or in installment payments for each elective deferral period, and may only take distributions of Company contributions following a separation from service.

Potential Payments Upon Termination or Change of Control

The following summaries and table describe and quantify the potential payments and benefits that would have been provided to each of our NEOs if a termination of employment or a change of control had occurred on December 31, 2025 under our compensation plans and agreements. These summaries are qualified in their entirety by the terms of the severance arrangements in place with our NEOs or our forms of award agreements.

Change of Control / Severance Arrangements

The Company has severance agreements with each of Mr. Kramer and Mses. Berman, Boland and Burke Afonso and a service agreement with Ms. Marshall that each provide for certain payments and benefits upon a qualifying termination of the executive’s employment and/or a change of control (as such term is defined in the respective agreements).

Change of Control. Pursuant to the severance agreements or service agreement in the case of Ms. Marshall, immediately prior to a change of control, all unvested options then held by the NEO will vest in full. Pursuant to the PRSU agreements, if the participant has been employed for more than two years, the PRSUs will vest as to 100% on a change of control assuming achievement of target and, for participants employed for less than two years, the PRSUs will vest as to 100% only upon a termination without cause or for good reason within 12 months after a change of control and assuming achievement of target. Pursuant to the RSU agreements, if the participant has been employed for more than two years, the RSUs will vest as to 100% on a change of control and, for participants employed for less than two years, the RSUs will vest as to 100% only upon a termination without cause or for good reason within 12 months after a change of control.

Termination of Employment Without Cause or for Good Reason Within 24 Months Following a Change of Control. If, within 24 months after a change of control (the “Protection Period”), an executive’s employment is terminated by the Company for any reason other than for cause or death or disability, or the executive terminates his or her employment for good reason (as such terms are defined in the respective agreements), the executive will be entitled to receive (a) any accrued but unpaid salary as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs, and (b) subject to the executive’s compliance with restricted covenants contained in the agreement severance pay equal to the executive’s total base salary and cash bonus compensation for the prior two years of the executive’s employment in bi-weekly payments for up to two years (and in the event an executive has been employed for less than two years, amounts equal to current salary level and cash bonus compensation for the fiscal year in which termination occurs multiplied by two). If the executive elects, in accordance with applicable federal law, to continue his or her participation in the Company’s health plans following termination of employment, the Company will pay the premiums for such participation for 24 months (or until such earlier date as the executive secures other employment), or if the executive’s continued participation in the Company’s group health plans is not possible under the terms of those plans, the Company will provide the executive and his or her dependents substantially similar benefits or pay the executive an amount equal to the full cash value thereof.

Termination of Employment Without Cause or for Good Reason Without a Change of Control. If the Company terminates the executive’s employment without cause or the executive resigns for good reason outside of the Protection Period, in addition to any accrued but unpaid salary and other accrued benefits then due to the executive as of termination, the executive will be entitled to receive bi-weekly severance payments for one year at his or her then current salary level and a pro-rated portion of other accrued benefits due and any bonus payable for the fiscal year in which the termination occurs.

Pursuant to the PRSU agreements, the participant’s PRSUs will vest in a pro-rata portion equal to the number of months the participant has been employed during the performance period assuming achievement at target.

48	|	Bright Horizons

Termination of Employment Due to Death or Disability. If the executive’s employment terminates due to death or due to the executive becoming disabled, the executive will be entitled to receive accrued but unpaid salary and other accrued benefits then due to the executive as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs. In addition, in the case of Ms. Marshall and a termination due to disability, pursuant to her service agreement, Ms. Marshall may (i) be placed on garden leave during all or part of her contractual notice period; or (ii) be paid in lieu of all or part of her contractual notice period, in each case equal to three months’ salary.

Pursuant to the PRSU agreements, the participant will vest in a pro-rata portion of PRSUs equal to the number of months the participant has been employed during the performance period assuming achievement at target. Starting in 2026, pursuant to the RSU agreements, if the participant has been employed for more than three years, the RSUs will vest 100% upon the termination of an executive’s employment due to death or disability. For participants employed for less than three years, the participant will vest in a pro-rata portion of RSUs equal to the number of months the participant was employed during the first three year period of employment until the date of occurrence of death or disability.

Other Termination of Employment. If the executive’s employment is terminated by the Company for cause or the executive voluntarily resigns without good reason, the executive will only be entitled to receive accrued but unpaid salary and any other accrued benefits then due to the executive as of termination.

Restrictive Covenants. Under the terms of their respective severance agreements or service agreement in the case of Ms. Marshall, each of our NEOs has agreed to confidentiality obligations during and after employment and to non-competition, non-solicitation, and non-hire obligations during the severance payment period (as such term is defined in the respective agreements).

Generally, the executive’s right to receive severance pay and benefits described above is subject to his or her execution of an effective release of claims in favor of the Company.

The following table summarizes the payments that would have been made to our NEOs upon the occurrence of a qualifying termination of employment or change of control, assuming that each NEOs’ termination of employment or a change of control occurred on December 31, 2025 (the last day of our fiscal year). In the case of a termination of employment by the Company without cause or by the executive for good reason, severance amounts and benefits have been calculated assuming that the termination occurred within the 24-month Protection Period described above. If a termination of employment had occurred on December 31, 2025, severance payments and benefits would have been determined under the executive officer’s severance agreement, or service agreement in the case of Ms. Marshall, as in effect on such date and as described above. Amounts shown do not include (i) accrued but unpaid salary and vested benefits and (ii) other benefits earned or accrued during employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

	Termination of Employment Without Cause/ for Good Reason and Change of Control				Termination of Employment Without Cause/for Good Reason and No Change of Control			Termination of Employment Due to Death or Disability			Change of Control
Name	Pro-Rata Bonus	Salary and Bonus Continuation	Medical Benefits Continuation(1)	Accelerated Vesting of Equity Awards (2)(3)(4)	Pro-Rata Bonus	Salary Continuation	Accelerated Vesting of Equity Awards(5)	Garden Leave(6)	Pro-Rata Bonus	Accelerated Vesting of Equity Awards(7)	Accelerated Vesting of Equity Awards(8)
Stephen H. Kramer	$1,095,668	$3,443,565	$110,229	$7,967,071	$1,095,668	$699,660	$1,876,204	—	$1,095,668	$1,876,204	$7,967,071
Elizabeth J. Boland	$465,005	$1,723,565	$46,481	$2,503,968	$465,005	$430,560	$589,675	—	$465,005	$589,675	$2,503,968
Mary Lou Burke Afonso	$465,005	$1,723,565	$110,229	$2,503,968	$465,005	$430,560	$589,675	—	$465,005	$589,675	$2,503,968
Mandy Berman	$465,005	$1,723,565	$110,229	$2,503,968	$465,005	$430,560	$569,812	—	$465,005	$569,812	$2,503,968
Rosamund Marshall(*)	$367,754	$1,562,441	$18,483	$1,707,244	$367,754	$454,017	$402,017	$113,504	$367,754	$402,017	$1,707,244

(*)	The amounts reported for Ms. Marshall were converted from British pounds to U.S. dollars using the average exchange rate for 2025 of 1.3181 U.S. dollars per 1.00 British pound.
(1)	Based on the cost of health premiums in effect for 2026.
(2)

Includes unvested stock options. The amount associated with option awards is calculated by multiplying the number of unvested stock option awards by the difference between the exercise price of the stock options and $101.40, which was the closing stock price on December 31, 2025. Pursuant to the applicable severance or service agreement, all unvested options held by the NEO will vest in full upon a change of control. Amounts reported do not include unvested options that were out-of-the-money for each NEO as of December 31, 2025: 35,782 options for Mr. Kramer; 13,114 options for Ms. Boland; 17,328 options for Ms. Burke Afonso; 8,260 for Ms. Berman, and 13,592 options for Ms. Marshall.

(3)

Includes unvested RSUs. The amount associated with RSUs is calculated by multiplying the number of RSUs by $101.40. Pursuant to the RSU agreements, for NEOs employed for more than two years, the RSUs will vest as to 100% on a change of control.

2026 Proxy Statement	|	49

(4)

Includes unvested PRSUs. The amount associated with PRSUs is calculated by assuming target performance is achieved and multiplied by $101.40. Pursuant to the PRSU agreements, for NEOs employed for more than two years, the PRSUs will vest as to 100% on a change of control assuming achievement of target.

(5)

Includes pro-rata vesting of unvested PRSUs. Pursuant to the PRSU agreements, an NEO’s PRSUs will vest in a pro-rata portion equal to the number of months the NEO has been employed during the performance period assuming and achievement at target.

(6)

Pursuant to Ms. Marshall’s service agreement, upon a termination due to disability, the Company may elect to place Ms. Marshall on garden leave during all or part of her three month contractual notice period, or alternatively, make a payment in lieu of all or part of her three month contractual notice, in each case equal to three months’ salary.

(7)	Includes pro-rata vesting of unvested PRSUs (see footnote (5) above for treatment). RSUs and stock options do not accelerate on termination of employment by reason of death or disability.
(8)	Includes unvested stock options (see footnote (2) above for treatment), unvested RSUs (see footnote (3) above for treatment) and unvested PRSUs (see footnote (4) above for treatment).

50	|	Bright Horizons

CEO PAY RATIO

We are providing the following information about the ratio of the annual total compensation of Stephen H. Kramer, our Chief Executive Officer and President, to the median of the annual total compensation of all employees (other than our Chief Executive Officer). For the year ended December 31, 2025:

•	the annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table,” was $5,303,738; and,

•	the median of the annual total compensation of all employees (other than our Chief Executive Officer) was $36,251 (calculated in the same manner as under the “Summary Compensation Table”).

Based on this information, the 2025 ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee is estimated to be 146:1. Omitting Mr. Kramer’s 2025 LTIP equity awards, the ratio of our Chief Executive Officer’s $1,803,571 compensation (consisting of salary, bonus and all other compensation) to the equivalent compensation of our median employee is estimated to be 50:1.

SEC rules provide that we may use the same median employee for three years before identifying a new median employee provided that during our last completed fiscal year there has been no change in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We do not believe there has been a change in our employee population or compensation arrangements that would significantly change our pay ratio disclosure as compared to the prior year, and we have used the same median employee identified for use in our Proxy Statement for our 2024 Annual Meeting of Shareholders to calculate this year’s pay ratio.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records, the methodology described above and reasonable judgment and assumptions. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Bright Horizons.

2026 Proxy Statement	|	51

PAY VERSUS PERFORMANCE

As discussed in our “Compensation Discussion and Analysis” above, our Compensation Committee has implemented a compensation program designed to link a substantial portion of our NEOs’ compensation to the achievement of Company performance and to align our executive pay with the interests of our shareholders. Our compensation program aligns executive pay with shareholder interests and links pay to performance through a blend of short- and long-term performance measures.
Pay versus Performance Table
The following table sets forth additional compensation information for our principal executive officer (“PEO”), Mr. Kramer, and our NEOs other than Mr. Kramer
(“Non-PEO
NEOs”), calculated in accordance with applicable SEC rules, for fiscal years 2025, 2024, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)(3)	Value of Initial Fixed $100 Investment Based on:
					Total Shareholder Return (BFAM) (4)	Peer Group Total Shareholder Return (Russell Midcap Growth Index) (4)	Net Income ($) (5)	Adjusted EBITDA ($) (6)
							(in thousands)
2025 (*)	5,303,738	4,174,363	1,906,755	1,587,056	$58.58	$137.95	193,116	487,442
2024 (*)	5,154,263	6,639,460	1,833,876	2,236,059	$64.05	$126.96	140,191	409,286
2023 (*)	4,927,814	8,111,323	1,706,797	2,796,763	$54.46	$103.97	74,223	352,117
2022 (*)	3,258,891	(3,276,385)	1,437,903	(519,387)	$36.47	$82.61	80,641	316,994
2021	4,237,306	(70,237)	1,507,741	88,941	$72.76	$112.73	70,459	272,068

(*)
Amounts reported for Ms. Marshall are converted from British pounds to U.S. dollars using the following average exchange rates: 1.3181 U.S. dollars per 1.00 British pound for 2025; 1.2779 U.S. dollars per 1.00 British pound for 2024; 1.2434 U.S. dollars per 1.00 British pound for 2023; and 1.2374 U.S. dollars per 1.00 British pound for 2022.

(1)
Reflects the total compensation reported for our PEO, Mr. Kramer, in the “Summary Compensation Table” for each fiscal year presented. Mr. Kramer served as PEO for each of the covered fiscal years presented.

(2)
See below for calculation of “compensation actually paid” or “CAP” to the PEO and
Non-PEO
NEOs. The dollar amounts reported represent the amount of CAP as computed in accordance with applicable SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our PEO or
Non-PEO
NEOs during the covered fiscal year, but reflect (i) the fair value as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year, (ii) the change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that were outstanding and unvested at the end of the covered fiscal year, and (iii) the change in fair value as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year.

(3)
Reflects the average total compensation reported for our
Non-PEO
NEOs in the “Summary Compensation Table” for each fiscal year presented. The other NEOs reflected in the columns above represent compensation for the following individuals for each of the years shown:

• 2025 - Mandy Berman, Elizabeth Boland, Mary Lou Burke Afonso and Rosamund Marshall.
• 2024 - Mandy Berman, Elizabeth Boland, Mary Lou Burke Afonso and Rosamund Marshall.
• 2023 - Mandy Berman, Elizabeth Boland, Mary Lou Burke Afonso and Rosamund Marshall.
• 2022 - Elizabeth Boland, Mary Lou Burke Afonso, John Casagrande and Rosamund Marshall.
• 2021 - Maribeth Bearfield, Elizabeth Boland, Mary Lou Burke Afonso and John Casagrande.
(4)
Reflects cumulative total shareholder return if $100 was invested as of December 31, 2020. Reflects the total shareholder return of the Russell Midcap Growth Index, as of December 31, 2025, 2024, 2023, 2022 and 2021, respectively, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The constituent companies of the Russell Midcap Growth Index are attached to this Proxy Statement on
Appendix A
. The Russell Midcap Growth Index is the index used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s 2025 Annual Report. The Company selected the Russell Midcap Growth Index as a comparable as there is a lack of public company comparables in our industry, with most of our peers operating as private companies or divisions of larger diversified companies, and there are no widely recognized published industry indices. We determined that an equity index for companies with similar market capitalization and growth objectives would provide for an appropriate peer group, and we believe the Russell Midcap Growth Index provides the best means of comparison to the Company. The Russell Midcap Growth Index is a subset of the Russell 1000 Index and is composed of select companies from the 800 smallest companies of the Russell 1000 Index (Russell Midcap Index) that display higher price-to-book
ratios and higher forecasted growth values.
Source: Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2026.

(5)
Reflects “Net Income” as reported in the Company’s
Consolidated
Statement of Income included in the Company’s Annual Reports on
Form 10-K
for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

(6)
The Company-Selected Measure is Adjusted EBITDA, which is further described under “Pay versus Performance: Most Important Measures” below. Adjusted EBITDA is a financial measure not calculated in accordance with GAAP, which is commonly referred to as a
“non-GAAP
measure.” For 2025, Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation and amortization) adjusted to exclude the impact of stock-based compensation expense and

52	|	Bright Horizons

non-recurring
costs, such as impairment and net lease termination costs, debt refinance costs and, at times, other non-recurring
costs, such as transaction costs. Please see “Item 7. Management’s Discussion and Analysis of Financial
Condition—Non-GAAP
Financial Measures and Reconciliation” in our Annual Reports on Form
10-K
for 2025, 2024, 2023, 2022 and 2021 for additional information on Adjusted EBITDA and a reconciliation of this non-GAAP
financial measure to its respective measure determined under GAAP.

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from or added to (as applicable) our PEO’s “Total” compensation as reported in the “Summary Compensation Table” for each covered fiscal year:

Year	Summary Compensation Table Total for PEO ($) (1)	Summary Compensation Table Reported Value of Equity Awards for PEO ($) (2)(3)	Fair Value of Equity Awards Granted in the Covered Year ($) (3)(4)(5)	Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($) (5)	Change in Fair Value of Equity Awards from Prior Years that Vested in Covered Year ($) (5)	Compensation Actually Paid to PEO ($)
2025	5,303,738	(3,500,167)	2,455,713	(825,234)	740,313	4,174,363
2024	5,154,263	(3,500,011)	3,189,588	1,162,781	632,839	6,639,460
2023	4,927,814	(3,499,984)	4,237,093	2,035,472	410,928	8,111,323
2022	3,258,891	(2,300,203)	179,157	(4,458,298)	44,068	(3,276,385)
2021	4,237,306	(3,009,591)	1,736,085	(3,033,614)	(422)	(70,237)

(1)	Reflects the total compensation reported for our PEO, Mr. Kramer, in the “Summary Compensation Table” for each of the years presented.
(2)	Represents the grant date fair value of the equity awards to our PEO as reported in the “Stock Awards” and “Option Awards” columns in the “Summary Compensation Table” for each of the years presented.
(3)
Equity values are calculated in accordance with FASB ASC Topic 718. For 2022 and 2021, the amounts included related to purchased restricted stock awards represent the grant date fair value or measurement date fair value as of the end of the covered fiscal year, as applicable, of all purchased restricted stock awards granted less the 50% purchase price paid by Mr. Kramer for such awards. There were no purchased restricted stock awards granted in 2025, 2024 or 2023. The following amounts were paid in cash on the grant date by Mr. Kramer upon each award of purchased restricted stock and are excluded from the respective columns consistent with the determination of fair value in accordance with FASB ASC Topic 718:

Year	Purchase Price Paid by PEO ($)	Shares of Restricted Stock (#)
2025	—	—
2024	—	—
2023	—	—
2022	1,210,814	18,800
2021	3,009,591	37,700

(4)	Represents the year-end fair value for equity awards to our PEO. No awards vested in the year they were granted.
(5)
Stock option fair values are calculated based on the Black-Scholes option pricing model. The stock option fair values, purchased restricted stock fair values, the PRSU fair values and the RSU fair values are calculated using the stock price as of the applicable measurement date. The change in fair value is calculated using the fair value as of the prior year-end
and as of each measurement date in the applicable covered year. The application of the underlying assumptions used in calculating the fair value of the stock option awards did not differ in any material respect from that used to calculate the grant date fair value of the awards as reported in the “Summary Compensation Table” for the applicable year.

To calculate the amounts in the “Average Compensation Actually Paid to
Non-PEO
NEOs” column in the table above, the following amounts were deducted from or added to (as applicable) the average of the “Total” compensation of our other NEOs as reported in the “Summary Compensation Table” for each applicable year:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Summary Compensation Table Reported Value of Equity Awards for Non-PEO NEOs ($) (2)(3)	Average Fair Value of Equity Awards Granted in the Covered Year ($) (3)(4)(5)	Average Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($) (5)	Average Change in Fair Value of Equity Awards from Prior Years that Vested in Covered Year ($) (5)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025 (*)	1,906,755	(1,012,539)	710,399	(257,831)	240,273	1,587,056
2024 (*)	1,833,876	(1,012,522)	922,723	349,357	142,625	2,236,059
2023 (*)	1,706,797	(1,012,473)	1,225,704	701,876	174,859	2,796,763
2022 (*)	1,437,903	(913,202)	180,437	(1,242,662)	18,136	(519,387)
2021	1,507,741	(956,084)	683,432	(1,055,642)	(90,506)	88,941

(*)
Amounts reported for Ms. Marshall are converted from British pounds to U.S. dollars using the following average exchange rates: 1.3181 U.S. dollars per 1.00 British pound for 2025; 1.2779 U.S. dollars per 1.00 British pound for 2024; 1.2434 U.S. dollars per 1.00 British pound for 2023; and 1.2374 U.S. dollars per 1.00 British pound for 2022.

(1)	Reflects the average total compensation reported for our Non-PEO NEOs in the “Summary Compensation Table” for each of the years presented.
(2)
Represents the average of the grant date fair value of the equity awards to our
Non-PEO
NEOs as reported in the “Stock Awards” and “Option Awards” columns in the “Summary Compensation Table” for each of the years presented.

2026 Proxy Statement	|	53

(3)
Equity values are calculated in accordance with FASB ASC Topic 718. For 2022 and 2021, the amounts included related to purchased restricted stock awards represent the average grant date fair value or measurement date fair value as of the end of the covered fiscal year, as applicable, of all purchased restricted stock awards granted to our
Non-PEO
NEOs less the 50% purchase price paid by each for such awards. There were no purchased restricted stock awards granted in 2025, 2024 or 2023. The following amounts were the total paid in cash on the grant date by our
Non-PEO
NEOs upon each award of purchased restricted stock and are excluded from the respective columns consistent with the determination of fair value in accordance with FASB ASC Topic 718:

Year	Total Purchase Price Paid by Non-PEO NEOs ($)	Total Shares of Restricted Stock (#)
2025	—	—
2024	—	—
2023	—	—
2022	981,210	15,235
2021	2,196,922	27,520

(4)	Represents the average year-end fair value for equity awards to our Non-PEO NEOs. No awards vested in the year they were granted.
(5)
Stock option fair values are calculated based on the Black-Scholes option pricing model. The stock option fair values, the purchased restricted stock fair values, the PRSU fair values and the RSU fair values are calculated using the stock price as of the applicable measurement date. The change in fair value is calculated using the fair value as of the prior year-end
and as of each measurement date in the applicable covered year. The application of the underlying assumptions used in calculating the fair value of the stock option awards did not differ in any material respect from that used to calculate the grant date fair value of the awards as reported in the “Summary Compensation Table” for the applicable year.

Relationship between Pay and Performance
Below are graphs showing the relationship between “compensation actually paid” or “CAP” to our PEO and CAP to our
Non-PEO
NEOs in 2021, 2022, 2023, 2024 and 2025 and to (1) Total Shareholder Return of both the Company and the Russell Midcap Growth Index, (2) the Company’s Net Income, and (3) the Company’s Adjusted EBITDA. CAP, as calculated in accordance with applicable SEC rules, reflects adjusted values for unvested and vested equity awards for the years shown in the table based on year-end
or vest date stock prices, as applicable, and various accounting valuation assumptions. CAP also fluctuates due to changes in the price of the Company’s common stock. Accordingly, CAP does not reflect actual amounts paid. For a discussion of how our Compensation Committee assessed the Company’s performance and our NEOs’ pay each year, see the “Compensation Discussion and Analysis” in this Proxy Statement and in the Proxy Statements for 2021 through 2025.
Relationship between Pay and Total Shareholder Return.
While the Company does not utilize total shareholder return as a metric in any of its compensation programs, the below graph demonstrates the relationship between CAP and the total shareholder return of both the Company and the Russell Midcap Growth Index. Given the emphasis in our executive compensation program on long-term equity incentive awards, which value is tied to our stock price, we believe that the CAP values are closely aligned with our stock price performance from 2021 and 2022, reflects the increase in our stock price for 2023 and 2024, and aligns with the decrease our stock price in 2025. For each year shown in the graph below, more than half of the target compensation of our NEOs is in the form of long-term equity incentive awards, as described in the “Compensation Disclosure and Analysis” section of this Proxy Statement.

CAP vs Total Shareholder Return
(BFAM + Russell Midcap Growth Index)
Compensation Actually Paid
USD Millions
$10.0
$7.5
$5.0
$2.5
$-
$(2.5)
$(5.0)
Total Shareholder Return
Indexed ($100)
$180
$150
$120
$90
$60
$30
$-
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
BFAM TSR
Russell Midcap TSR

54	|	Bright Horizons

Relationship between Pay and Net Income.
While the Company does not utilize Net Income as a metric in any of its compensation programs, the below graph demonstrates the relationship between CAP and the Company’s Net Income. The improvement in our Net Income from 2021 through 2023 does not directly align with our CAP outcomes as the stock price impact on CAP may or may not correlate to Net Income. Net Income and CAP tracked closely in 2024, but in 2025, Net Income increased while CAP decreased due to a decrease in stock price impacting the value of certain long-term incentive awards. In 2021 and 2022, the de minimis or negative CAP for both the PEO and our
Non-PEO
NEOs was primarily due to the decline in the price of the Company’s common stock and the mix of compensation comprised of long-term incentive awards.

CAP vs Net Income
$10.0
$7.5
$5.0
$2.5
$-
$(2.5)
$(5.0)
Compensation Actually Paid
USD Millions
$240
$200
$160
$120
$80
$40
$-
Net Income
USD Millions
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
BFAM Net Income

Relationship between Pay and Adjusted EBITDA.
The below graph demonstrates the relationship between CAP and the Company’s Adjusted EBITDA. The Company has selected Adjusted EBITDA as its Company-Selected Measure. The Company uses Adjusted EBITDA as one corporate performance measure for its annual cash bonus program and, starting in 2023, the vesting of PRSUs is tied to a three-year average of Adjusted EBITDA annual growth. As a result, the improvement in our Adjusted EBITDA in 2023 and in 2024 generally aligns with our CAP outcomes. However, our year-over-year CAP outcomes do not always align directionally with the year-over-year Adjusted EBITDA outcomes as more than half of the target compensation of our NEOs is in the form of long-term equity incentives awards and are directly tied to our stock price. In 2021 and 2022, the de minimis or negative CAP for both the PEO and our
Non-PEO
NEOs was primarily due to the decline in the price of the Company’s common stock. In 2025, the CAP for both the PEO and our
Non-PEO
NEOs decreased due in part to a decrease in stock price impacting the value of certain long-term equity incentive awards, while the Company’s Adjusted EBITDA increased over the same period.

CAP vs Adjusted EBITDA
Compensation Actually Paid
USD Millions
$10.0
$7.5
$5.0
$2.5
$-
$(2.5)
$(5.0)
Adjusted EBITDA
USD Millions
$500
$450
$400
$350
$300
$250
$200
2021
2022
2023
2024
2025
PEO CAP
Avg. Non-PEO NEO CAP
BFAM Adjusted EBITDA

2026 Proxy Statement	|	55

Pay versus Performance: Most Important Measures
The following table identifies the three most important financial performance measures to link the CAP to our PEO and
Non-PEO
NEOs in 2025, calculated in accordance with applicable SEC regulations, to Company performance. The measures most important in determining pay during 2025 were those most heavily weighted in our annual bonus programs.

Measure	Nature	Explanation
Adjusted EBITDA (*)	Financial Measure
A
non-GAAP
financial measure that consists of adjusted earnings before interest, taxes, depreciation and amortization and other non-recurring
items reflects the Company’s cash flow generation on a consistent basis and is a strong overall indicator of the Company’s operational performance.

Adjusted EPS (*)	Financial Measure
A
non-GAAP
financial measure that consists of diluted adjusted earnings per common share reflects the Company’s overall operating and financial achievements adjusted for the impact of certain non-cash
charges and
non-recurring
transactions.

Revenue Growth	Financial Measure	A financial measure that consists of our revenue growth year over year.

(*)
For 2025, Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation and amortization) adjusted to exclude the impact of stock-based compensation expense and non-recurring
costs, such as impairment and net lease termination costs, debt refinance costs, and at times, other non-recurring
costs, such as transaction costs. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with GAAP, adjusted to exclude the impact of stock-based compensation expense, amortization, and non-recurring
costs, such as impairment and net lease termination costs, debt refinance costs, interest incurred related to a pre-acquisition
obligation, and the income tax provision (benefit) thereon, and at times, other non-recurring
costs, such as transaction costs, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial
Condition—Non-GAAP
Financial Measures and Reconciliation” in our 2025 Annual Report for additional information on Adjusted EBITDA and Adjusted EPS (diluted adjusted earnings per common share) and a reconciliation of these non-GAAP
financial measures to their respective measures determined under GAAP.

56	|	Bright Horizons

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER 2025 COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s NEOs (“say-on-pay”) in accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the Company’s compensation philosophy, policies, and practices described in this Proxy Statement. The “Compensation Discussion and Analysis” included in this Proxy Statement describes our executive compensation program and the compensation of our NEOs for 2025.

At our 2025 Annual Meeting, the advisory vote on executive compensation received approximately 94.2% support from shareholders, demonstrating strong support of the Company’s executive compensation program. At our 2021 Annual Meeting, we asked shareholders to vote on the frequency of our say-on-pay vote and shareholders recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s NEOs be held annually. We intend to hold the next advisory vote to approve the compensation of our NEOs at our 2027 Annual Meeting and the next advisory vote on the frequency of say-on-pay votes at our 2027 Annual Meeting.

As described in detail in the “Compensation Discussion and Analysis” included herein, our compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay partially dependent on the achievement of Company performance targets and individual performance objectives in support of our business strategy and creation of long-term shareholder value. We have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	Tie compensation to the achievement of Company performance goals.

•	Reward individual performance and contribution to our success over the short- and long-term.

•

Align the interests of our executive officers with those of our shareholders through delivering a significant part of our compensation program in the form of equity-based awards, including starting in 2026, 50% tied to performance-based vesting.

In addition, as we described in the “Compensation Discussion and Analysis” and elsewhere in this Proxy Statement, in approving compensation for our NEOs, the Compensation Committee considers the financial performance of the Company and aligns compensation to performance by including performance-based equity awards to the forms of awards granted to the Company’s NEOs.

In addition, the Company employs a number of compensation and governance practices including (1) majority voting, (2) a clawback policy, (3) caps on annual bonuses tied to Company performance, and (4) stock ownership guidelines for our directors, our Chief Executive Officer and our NEOs.

For the reasons outlined above, the Board is asking shareholders to support this proposal. Although this vote is non-binding, the Compensation Committee and the Board value the views of our shareholders as expressed in their votes. The Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our NEOs. However, neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the say-on-pay vote.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of the 2025 compensation paid to our NEOs by voting “FOR” the following resolution:

“RESOLVED, that the 2025 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders is required for the approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the results of this vote.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2025 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

2026 Proxy Statement	|	57

AUDIT COMMITTEE MATTERS

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Audit Committee Composition and Meetings

The Audit Committee is composed of three directors, Lawrence M. Alleva, Laurel J. Richie, and Mary Ann Tocio, each of whom the Board has determined is independent in accordance with the rules of the SEC and the NYSE. All members are “financially literate” as that term is defined by the listing standards of the NYSE, and the Board has determined that Mr. Alleva is an audit committee financial expert as defined by the rules of the SEC.

In discharging its duties in 2025, the Audit Committee met eight (8) times and regularly met in executive sessions after each committee meeting throughout the year. The Audit Committee also regularly meets individually with each of Deloitte & Touche LLP (“Deloitte”), management and Internal Audit as well as in committee-only executive sessions. The range of topics discussed throughout the year include financial management and resources, tax and treasury planning, accounting and auditing topics, legal and compliance matters, litigation, regulatory changes, cybersecurity and data privacy, including artificial intelligence, ERM, insurance, and internal controls.

Independent Auditors

The Audit Committee engaged Deloitte as the Company’s independent registered public accounting firm for the year ended December 31, 2025. This appointment of Deloitte was ratified by the shareholders of the Company at the 2025 Annual Meeting. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor and, at least annually, the Audit Committee reviews and evaluates the performance of the Company’s independent auditor and determines whether to continue to engage the current auditor or to interview another audit firm. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead engagement partner is appropriately qualified to lead the Bright Horizons audit. Consistent with applicable rules, the lead engagement audit partner rotates every five years and a new lead audit partner was appointed for the 2023 audit engagement and will rotate again in 2028. Deloitte has been the Company’s independent registered public accounting firm since 2005.

The Audit Committee reviewed and evaluated the performance of Deloitte (as further discussed in Proposal 3 of this Proxy Statement) and, as a result, appointed Deloitte as the independent registered public accounting firm for fiscal year 2026, which is being presented to Bright Horizons’ shareholders for ratification at this Annual Meeting.

Overall Responsibilities and Key Fiscal Year 2025 Actions

The Audit Committee is responsible for overseeing the quality and integrity of Bright Horizons’ financial statements and financial reporting process and providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, system of internal controls, ethics and compliance, and risk oversight and management, including the Company’s ERM program, cybersecurity and data privacy and other nonfinancial risks. The Audit Committee’s scope of responsibilities and functions are described in the “Committees and Committee Composition” section of this Proxy Statement. The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee, a copy of which is available on the Investor Relations section of our website at investors.brighthorizons.com under “Governance & Responsibility—Governance Documents.”

Company management has primary responsibility for Bright Horizons’ financial statements and the overall financial reporting process, including the Company’s system of internal controls and evaluating the effectiveness of internal control over financial reporting. Deloitte is responsible for (1) performing an audit of the annual financial statements, (2) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bright Horizons in conformity with generally accepted accounting principles and on the effectiveness of Bright Horizons’ internal control over financial reporting, and (3) issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Regularly throughout fiscal year 2025, the Audit Committee reviewed and discussed with Internal Audit and Deloitte, with and without management present, the Company’s progress in the testing and evaluation of its internal control over financial reporting and discussed the results of their respective audit examinations and the overall

58	|	Bright Horizons

quality of the Company’s financial reporting. Management has provided the Audit Committee with its assessment on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed management’s assessment and Deloitte’s report on the effectiveness of Bright Horizons’ internal control over financial reporting included in the Company’s 2025 Annual Report.

The Audit Committee reviewed with both Deloitte and the Company’s internal auditors each of their audit plans, audit scope, identification of audit risks and the results of their audit efforts. The Audit Committee discussed the Company’s Internal Audit function’s organization, charter, responsibilities, budget, independence and staffing with the internal auditors, management and Deloitte.

As part of the Audit Committee’s oversight of risk, the Audit Committee annually reviews with management, including the Chief Information Officer, Chief Information Security Officer and Global Privacy Officer, and the internal auditors, the Company’s cybersecurity, information security, data privacy, business continuity and disaster recovery programs. Management and the Company’s internal auditors also reviewed and discussed with the Audit Committee the Company’s ERM program and how risk is assessed and mitigated as part of the Audit Committee’s oversight function.

2025 Audited Financial Statements

The Audit Committee met with management of the Company and Deloitte and (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025, (2) reviewed and discussed the quarterly consolidated financial statements, (3) reviewed and discussed the critical audit matter (CAM) presented in Deloitte’s audit report, and (4) reviewed and discussed with management the Company’s earnings press releases. The Audit Committee discussed with management and Deloitte the critical accounting policies and practices used in the preparation of the Company’s audited financial statements as well as the significant accounting estimates utilized by the Company, the reasonableness of significant judgments, new accounting developments and pronouncements, and the clarity of disclosures in the financial statements. Management has represented to the Audit Committee that the audited financial statements for the year ended December 31, 2025 were prepared in accordance with generally accepted accounting principles and Deloitte audited and expressed an unqualified opinion on the financial statements.

The Audit Committee received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence and any relationships between Deloitte and Bright Horizons and the potential effects of any disclosed relationships on Deloitte’s independence. The Audit Committee discussed with Deloitte its independence and any relationships with Deloitte that may impact their objectivity and independence, and also considered whether the provision of non-audit services and fees by Deloitte is compatible with independence. Based on these discussions, the Audit Committee is satisfied with Deloitte’s independence. The Audit Committee also received and reviewed a report prepared by Deloitte describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and PCAOB inspection.

The Audit Committee discussed and reviewed with Deloitte the matters required to be communicated by Deloitte to the Audit Committee by Auditing Standards No. 1301, as amended, adopted by the PCAOB, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of Deloitte’s examination of Bright Horizons’ financial statements.

Based on these reviews and discussions with management, the internal auditors and Deloitte referred to above, the Audit Committee recommended to the Board that Bright Horizons’ audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee,

Lawrence M. Alleva, Chair

Laurel J. Richie

Mary Ann Tocio

For more information about the Audit Committee members experience and credentials, please see the individual director biographies starting on page 5.

2026 Proxy Statement	|	59

Audit and Other Fees

The aggregate fees that Bright Horizons paid for professional services rendered by Deloitte for the fiscal years ended December 31, 2025 and December 31, 2024 were:

	2025	2024
Audit Fees	$3,202,564	$2,860,647
Audit-Related Fees	311,590	—
Tax Fees	49,011	146,981
All Other Fees	3,995	1,895

Total	$3,567,160	$3,009,523

•

Audit Fees. Consist of professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, statutory audit services in the United Kingdom (in 2025 only), India and Australia, SEC filings and advice on accounting matters directly related to the audit.

•	Audit-Related Fees. Consist of professional fees related to due diligence services in 2025.

•	Tax Fees. Consist of fees for global tax compliance and tax advisory services.

•	Other Fees. Consist of subscription fees for the Deloitte Accounting Research Tool.

Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all Deloitte audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. The Audit Committee pre-approved 100% of the fees and services described above. Our policies prohibit Bright Horizons from engaging Deloitte to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Bright Horizons’ use of Deloitte for permitted non-audit services is compatible with maintaining Deloitte’s independence and objectivity. After review of the non-audit services provided, we concluded that Deloitte’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.

60	|	Bright Horizons

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are asking shareholders to ratify this appointment as we believe the reappointment of Deloitte is in the best interest of the Company and its shareholders. Although shareholder ratification of Deloitte is not required by law, the Board believes it is a good corporate governance practice and advisable to provide shareholders an opportunity to ratify this appointment. In the event that shareholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from our shareholders.

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit fees), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and its internal control over financial reporting. Deloitte has served as our independent auditor since 2005.

The Audit Committee annually evaluates our independent auditor and considers the independence, qualifications and performance of the independent auditor in deciding whether to reappoint. In the course of these reviews, the Audit Committee considers, among other things:

•	Deloitte’s independence as well as their objectivity and professional skepticism.

•	Deloitte’s tenure as the Company’s independent auditor.

•	Historical and recent performance, responsiveness and overall support.

•	Recent PCAOB reports on Deloitte.

•	Management’s assessment of Deloitte’s performance and quality of service.

•	Deloitte’s staff and its global reach, sufficiency of resources, and the engagement team’s knowledge and experience.

•	Deloitte’s capability and expertise in handling the breadth and complexity of our operations and understanding our business, and the potential impact to the Company of changing auditors.

•	Deloitte’s good faith approach to fees and expenses.

•	Deloitte’s general reputation for adherence to professional auditing standards.

Such consideration also includes reviewing the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Additionally, the Audit Committee periodically reviews and evaluates the performance of Deloitte’s lead audit partner and oversees the required rotation of Deloitte’s lead audit partner as required by law. Consistent with applicable rules, a new lead audit partner was appointed for 2023. In order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

We reviewed and evaluated the performance of Deloitte in 2025 and based on this evaluation the Audit Committee believes that it is in the best interests of Bright Horizons and our shareholders to retain Deloitte as the independent registered public accounting firm for fiscal year 2026, which is being presented to Bright Horizons’ shareholders for ratification.

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders is required to ratify Deloitte’s appointment. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

2026 Proxy Statement	|	61

OTHER INFORMATION

Shareholder Proposals for the 2027 Annual Meeting

Our shareholders may submit a proposal to be considered for a vote at our 2027 Annual Meeting. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our Bylaws and Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2027 Annual Meeting and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 21, 2026. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attn: Corporate Secretary.

In addition, a shareholder may nominate a director or present any other proposal at the 2027 Annual Meeting by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our Bylaws by providing written notice of the nomination or proposal to our Corporate Secretary no earlier than February 3, 2027 and no later than March 5, 2027. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no earlier than February 3, 2027 and no later than March 5, 2027. Our Bylaws describe the requirements for submitting proposals at the 2027 Annual Meeting. The notice must be given in the manner and must include the information and representations required by our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

2025 Annual Report

Our 2025 Annual Report (without exhibits and information incorporated by reference) is available without charge to each shareholder, upon written request to the Corporate Secretary at our principal executive offices at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attn: Corporate Secretary, and is also available on the Investor Relations section of our website at investors.brighthorizons.com under “SEC Filings.”

Shareholder Account Maintenance

Our transfer agent is Equiniti Trust Company. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Bright Horizons stock and similar issues, can be handled by calling EQ Shareowner Services toll-free at 1-800-468-9716 or by accessing Equiniti’s website at www.shareowneronline.com.

Householding of Proxy Materials

Shareholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notify us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the Notice, this Proxy Statement and the 2025 Annual Report, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Please direct such requests to our Corporate Secretary at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attention: Corporate Secretary, or call us at 1-617-673-8000.

Shareholders of record may request to begin householding by contacting our Corporate Secretary at the contact details above. Shareholders owning their shares through a broker may request to begin householding by contacting their broker.

To discontinue householding, please contact Broadridge Householding Department by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

62	|	Bright Horizons

Other Matters

At the time of mailing of this Proxy Statement, we do not know of any other matter that may properly come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, postponement, or continuation thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

Cost of Solicitation

The enclosed proxy is being solicited by the Board and we will bear the cost of solicitation of proxies. Our officers, directors and other employees may, without additional remuneration, assist in soliciting proxies by mail, telephone, e-mail, text message and personal interview. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We may also request brokerage houses, custodians, nominees and fiduciaries to forward copies of proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. If applicable, we will reimburse them for their out-of-pocket expenses in connection with this distribution to beneficial owners of our common stock. We have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $17,000, plus reimbursement of expenses and processing fees and charges.

2026 Proxy Statement	|	63

Appendix A

Russell MidCap Growth Index Constituents

as of December 31, 2025

Aaon Inc	Doximity	Liberty Broadband Series A	Rubrik Inc
Affirm Holdings	Draftkings Inc	Liberty Broadband Series C	Ryan Specialty Holdings Inc
Alaska Air Group	Dropbox	Liberty Formula One Series A	Samsara Inc
Allison Transmission	Duolingo	Liberty Formula One Series C	Sarepta Therapeutics Inc
Ally Finl Inc	Dutch Bros	Lithia Motors Inc	SentinelOne Inc
Alnylam Pharmaceuticals Inc	Dynatrace Inc	Live Nation Entertainment Inc	Sharkninja Inc
American Airlines	Eagle Materials Inc	Loar Holdings Inc	Shift4 Payments Inc
Ameriprise Financial Inc	Elastic N.V.	Lpl Financial Holdings Inc	Simon Property Group Inc
Anglogold Ashanti	Emcor Group Inc	Lululemon Athletica Inc	Simpson Manufacturing Co Inc
Apellis Pharmaceuticals	Enphase Energy	Lumentum Holdings Inc	SiteOne Landscape Supply Inc
Appfolio Inc	Entegris Inc	Lyft	Slm Corp
Ares Management	Equifax Inc	MACOM Technology Solutions Holdings Inc	Sofi Technologies Inc
Armstrong World Industries	Equitable Holdings Inc	Manhattan Associates Inc	Somnigroup International Inc
AST Spacemobile	Etsy Inc	Markel Group Inc	Sotera Health Co
Astera Labs	Everest Group Ltd	Masimo Corp	Southwest Airlines Co
Avis Budget Group	Exact Sciences Corp	MasTec Inc	Sprouts Farmers Market Inc
Axon Enterprise Inc	Exelixis Inc	Medpace Holding Inc	StandardAero Inc
Bank Of New York	Exlservice Holdings Inc	Molina Healthcare Inc	Steel Dynamics Inc
Bentley Systems Inc	Expedia Group Inc	MongoDB Inc	Summit Therapeutics Inc
Birkenstock Holdings PLC	Factset Research Systems Inc	Monolithic Power Systems Inc	Sun Communities Inc
BJ’S Wholesale Club Holdings Inc	Fair Isaac Corp	Morningstar Inc	Super Micro Computer Inc
H&R Block Inc	Fastenal Co	Msci Inc	Sysco Corp
Block Inc	Ferguson Enterprises	Murphy USA Inc	Take-Two Interactive Software Inc
Blue Owl Capital	Figure Technology Solutions Inc	Natera Inc	Tapestry Inc
Booz Allen Hamilton	Floor & Decor Holdings	nCino Inc	Targa Resources Corp
Bright Horizons Family Solutions	Flutter Entertainment PLC	Netapp Inc	Tempus AI Inc
Broadridge Financial	Freedom Holding Corp.	Neurocrine Biosciences Inc	Teradata Corp
Brown & Brown Inc	Freshpet Inc	Nexstar Media Group Inc	Tetra Tech Inc
Bullish	Ftai Aviation Ltd	NIQ Global Intelligence PLC	Texas Pacific Land Corp
Burlington Stores	Gartner Inc	Norwegian Cruise Line Holdings Ltd	Texas Roadhouse Inc
Bwx Technologies	Gci Liberty Inc. Series A	Nrg Energy Inc	The Trade Desk Inc
Cardinal Health	Gci Liberty Inc. Series C	Nutanix Inc	Wendy’s Co
Caris Life Sciences	Gen Digital Inc	Okta Inc	TKO Group Holdings Inc
Carlisle Companies Inc	Gitlab	Old Dominion Freight Line Inc	Toast Inc.
Carnival Corporation	Globant S.A.	On Holding Ltd	Topbuild Corp
Carpenter Technology Corporation	Godaddy Inc	Onto Innovation Inc	Tpg Partners LLC
Carvana Co	Grainger Ww Inc	Paychex Inc	Tractor Supply Co
Caseys General	Grand Canyon Education	Paycom Software Inc	Tradeweb Market Inc
Cava Group Inc	Guidewire Software	Paylocity Holding Corp	Travel Plus Leisure Co
Cbre Group Inc	Halozyme Therapeutics Inc	Pegasystems Inc	Trump Media & Technology Group Corp
Cdw Corporation	Hamilton Lane Inc	Penumbra Inc	Twilio Inc
Celsius Holding	Heico Corp Class A	Performance Food Group Company	Tyler Technologies Inc
Cencora Inc	Heico Corp Communications	Phillips 66	U Haul Holding Co
Chemed Corporation	Hershey Company	Pinnacle Financial Partners Inc	U Haul Holding Co Series N
Cheniere Energy	Hf Sinclair Corp.	Pinterest	Ubiquiti Inc
Chewy	Hilton Worldwide	Planet Fitness	Udr Inc
Choice Hotels Inc.	Houlihan Lokey	Pool Corp	Ulta Beauty Inc
Churchill Downs	Howmet Aerospace	Popular Inc	Ultragenyx Pharmaceutical Inc
Circle Internet	Hubspot Inc	Procore Technologies Inc	Unity Software Inc
Cloudflare	Idexx Labs Inc	Ptc Inc	UWM Holdings Corp
Coca-Cola Consolidated	Incyte Corp	Pure Storage Inc	Vail Resorts Inc
Coinbase Global	Insmed Inc	Quanta Services Inc	Valvoline Inc
Comfort Systems	Inspire Medical	Ralph Lauren Corp	Veeva Systems Inc
Confluent	Insulet Corp	Rb Global Inc	Veralto Corporation
Corcept Therapeutics	Ionis Pharmaceuticals Inc	Rbc Bearings Inc	Verisk Analytics Inc
Core & Main	Iridium Communications Inc	Reddit Inc	Vertiv Holdings Co
Corpay Inc	Jabil Inc	Repligen Corp	Viking Holdings Ltd
Costar Group In	James Hardie Inc	Resmed Inc	Viking Therapeutics Inc
Coupang	Jefferies Financial Group Inc	Restaurant Brands International Inc	Vistra Corp
Credit Accep Co	Jones Lang Lasalle Inc	Rh	Waters Corp
Darden Restaurant	Karman Holdings Inc	Ringcentral Inc	Wayfair Inc
Darling Ingredients	Kbr Inc	Rli Corp	Western Alliance Bancorp
Datadog	Kinsale Capital Group Inc	Robinhood Markets Inc	Wex Inc
Davita Inc	Kyndryl Holdings Inc	Roblox	Williams Sonoma Inc

2026 Proxy Statement	|	A-1

Dayforce Inc	Lamar Advertising Co	Rocket Lab Corp	Willscot Holdings Corp
Deckers Outdoor Group	Las Vegas Sands Corp	Rockwell Automation Inc	Wingstop Inc
Dexcom Inc	Lattice Semiconductor Corp	Roku Inc	Wyndham Hotels
Docusign Inc	Lazard Inc	Rollins Inc	Xp Inc
Dominos Pizza Inc	Lennox International Inc	Ross Stores Inc	Xpo Inc
Doubleverify Holdings	Leonardo Drs Inc	Royal Caribbean Cruises Ltd	Yum! Brands Inc
Zscaler Inc

*Source: Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2026.

A-2	|	Bright Horizons

BRIGHT HORIZONS FAMILY SOLUTIONS INC. C/O CORPORATE SECRETARY 2 WELLS AVENUE NEWTON, MA 02459 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/BFAM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received before the Annual Meeting in order for your vote to be counted. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V90421-P48523 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHT HORIZONS FAMILY SOLUTIONS INC. The Board of Directors recommends you vote FOR all the listed director nominees: 1. Election of the six director nominees with terms expiring at the Annual Meeting, each for a term of one year: Nominees: For Against Abstain 1a. Lawrence M. Alleva ! ! ! 1b. Joshua Bekenstein ! ! ! 1c. Stephen H. Kramer ! ! ! 1d. David H. Lissy ! ! ! 1e. Laurel J. Richie ! ! ! 1f. Jennifer Schulz ! ! ! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the 2025 compensation paid by the Company to its Named Executive Officers. ! ! ! 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending ! ! ! December 31, 2026. NOTE: In their discretion, the proxies may consider and vote on any other business properly brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Bright Horizons Family Solutions Inc. 2026 Annual Meeting of Shareholders Wednesday, June 3, 2026 8:00 A.M. (Eastern Time) www.virtualshareholdermeeting.com/BFAM2026 Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting: The Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com. BRIGHT HORIZONS FAMILY SOLUTIONS INC. 2026 Annual Meeting of Shareholders June 3, 2026 8:00 A.M. (Eastern Time) This proxy is solicited by the Board of Directors of Bright Horizons Family Solutions Inc. The shareholder(s) hereby appoint(s) Stephen H. Kramer and John G. Casagrande, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHT HORIZONS FAMILY SOLUTIONS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/BFAM2026 on Wednesday, June 3, 2026 at 8:00 A.M. (Eastern Time), and any adjournment or postponement thereof. Shareholders of record at the close of business on April 8, 2026 are entitled to notice of, and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A vote FOR the election of the director nominees listed on the reverse side includes discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason. The Board of Directors recommends a vote FOR the election of all director nominees and FOR Proposals 2 and 3. Continued and to be signed on reverse side